Exhibit 4.7

EXECUTION VERSION

INTERCREDITOR AGREEMENT

Dated as of

March 22, 2013

Among

CITICORP NORTH AMERICA, INC.,

as Representative with respect to the ABL Credit Agreement,

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Representative with respect to the New Money Term Loans

under the Term Loan Agreement,

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Representative with respect to the Junior Term Loans

under the Term Loan Agreement,

EASTMAN KODAK COMPANY

and

THE OTHER GRANTORS PARTY HERETO

i

TABLE OF CONTENTS

(continued)

ii

INTERCREDITOR AGREEMENT

INTERCREDITOR AGREEMENT (this “Agreement”), dated as of March 22, 2013, among CITICORP NORTH AMERICA, INC. (“CNAI”), as Representative with respect to the ABL Credit Agreement, WILMINGTON TRUST, NATIONAL ASSOCIATION (“Wilmington Trust”), as Representative with respect to the New Money Term Loans, WILMINGTON TRUST, NATIONAL ASSOCIATION, as Representative with respect to the Junior Term Loans, Eastman Kodak Company (the “Borrower”), and each of the other Grantors party hereto.

WHEREAS, the Borrower, the lenders party thereto, CNAI, as administrative agent (the “ABL Agent”) and the lenders party thereto are parties to that certain Amended and Restated Debtor-in-Possession Revolving Credit Agreement, dated as of March 22, 2013 (the “ABL Credit Agreement”), pursuant to which such lenders have agreed to make loans and extend other financial accommodations to the Borrower; and

WHEREAS, the Borrower, the lenders party thereto, Wilmington Trust, as administrative agent with respect to the New Money Term Loans (the “New Money Term Loan Agent”), Wilmington Trust, as administrative agent with respect to the Junior Term Loans (the “Junior Term Loan Agent”) and the lenders party thereto are parties to that certain Debtor-in-Possession Loan Agreement, dated as of March 22, 2013 (the “Term Loan Agreement”), pursuant to which such lenders have agreed to make loans and extend other financial accommodations to the Borrower; and

WHEREAS, the Grantors and the ABL Agent are parties to that certain Amended and Restated Security Agreement, dated as of March 22, 2013 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified, the “ABL Security Agreement”), pursuant to which such Grantors have granted Liens on their assets securing the ABL Secured Obligations; and

WHEREAS, the Grantors, the New Money Term Loan Agent and the Junior Term Loan Agent are parties to that certain Security Agreement, dated as of March 22, 2013 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified, the “Term Loan Security Agreement”), pursuant to which such Grantors have granted Liens on their assets securing the New Money Term Loan Secured Obligations and the Junior Term Loan Secured Obligations; and

WHEREAS, it is the desire of the parties hereto to set forth their respective rights and priorities with respect to the Common Collateral;

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the existence and sufficiency of which is expressly recognized by all of the parties hereto, the parties agree as follows:

SECTION 1. Definitions; Other Interpretive Provisions.

1.1 Definitions.

The following terms, as used herein, have the following meanings:

“ABL Agent” has the meaning set forth in the first WHEREAS clause of this Agreement; provided that the term “ABL Agent” shall also mean the Representative for the holders of any indebtedness outstanding under any Replacement ABL Credit Agreement then extant.

“ABL Credit Agreement” has the meaning set forth in the first WHEREAS clause of this Agreement; provided that the term “ABL Credit Agreement” shall also include any Replacement ABL Credit Agreement, in each case as any such agreement may be amended, supplemented or otherwise modified in accordance with the terms hereof and thereof.

“ABL Loan Documents” means (i) the “Loan Documents” as defined in the ABL Credit Agreement or (ii) the “Loan Documents” (or comparable term) as defined in any Replacement ABL Credit Agreement, as the case may be.

“ABL Priority Collateral” means any and all present and future right, title and interest of the Grantors in and to the following, whether now owned or hereafter acquired, existing or arising, and wherever located: (a) cash and Cash Equivalents (other than cash proceeds of property that was Term Loan Priority Collateral when such cash proceeds arose to the extent such cash proceeds are held in a Term Facility Cash Collateral Account, and any investment of such cash and Cash Equivalents held in a Term Facility Cash Collateral Account), (b) deposit accounts (other than any deposit account (including any Term Facility Cash Collateral Account) that contains solely the identifiable cash proceeds of property that was Term Loan Priority Collateral when such cash proceeds arose), (c) Inventory, (d) accounts, chattel paper and other related rights to payment, (e) to the extent evidencing, governing, securing or otherwise related to the items referred to in the preceding clauses (a) through (d) of this definition, all related contracts, contract rights, documents, instruments and other evidences of indebtedness, payment intangibles, letter-of-credit rights and other supporting obligations and other claims or causes of action; (f) all books and records relating to the foregoing and (g) all proceeds of any and all of the foregoing; provided that the ABL Priority Collateral and the Term Loan Priority Collateral shall include the proceeds of Avoidance Actions (as defined in the ABL Credit Agreement as in effect on the date hereof) on an equal and ratable basis. Terms used in the foregoing definition which are defined in the Uniform Commercial Code and not otherwise defined in this Agreement have the meanings specified in the Uniform Commercial Code.

“ABL Priority Collateral Enforcement Actions” has the meaning specified in Section 7.3(b).

“ABL Priority Collateral Processing and Sale Period” has the meaning specified in Section 7.3(b).

“ABL Priority DIP Financing” has the meaning specified in Section 5.2(a).

“ABL Purchase” has the meaning specified in Section 4.4(a).

“ABL Purchase Event” has the meaning specified in Section 4.4(a).

“ABL Purchase Price” has the meaning specified in Section 4.4(b).

“ABL Purchasing Parties” has the meaning specified in Section 4.4(a).

“ABL Secured Obligations” means all “Secured Obligations” (or comparable term) as defined in the ABL Credit Agreement (including, for the avoidance of doubt, in any Replacement ABL Credit Agreement).

“ABL Secured Parties” means holders from time to time of the ABL Secured Obligations.

“ABL Security Agreement” has the meaning set forth in the third WHEREAS clause of this Agreement; provided that if a Replacement ABL Credit Agreement is in effect, “ABL Security

Agreement” shall be deemed to be a reference to each agreement pursuant to which Liens have been granted to secure obligations under such Replacement ABL Credit Agreement, in each case as any such agreement may be amended, supplemented or otherwise modified in accordance with the terms hereof and thereof.

“Additional Debt” has the meaning specified in Section 11.3(b).

“Adequate Protection Liens” means any Liens granted in any Insolvency Proceeding to any Secured Party as adequate protection of the Secured Obligations held by such Secured Party.

“Available Credit Bid Amount” means, at any time during the pendency of the Existing Chapter 11 Cases, (i) $200,000,000 minus (ii) the aggregate principal amount of New Money Term Loans prepaid with the proceeds of any other Specified Sale consummated prior to the consummation of the applicable transaction with respect to which a credit bid is to be made minus (iii) the amount of all other successful credit bids previously made in connection with any other Specified Sale.

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time.

“Bankruptcy Court” has the meaning set forth in the ABL Credit Agreement as in effect on the date hereof.

“Borrower” has the meaning set forth in the preamble of this Agreement.

“Cash Equivalents” has the meaning specified in the ABL Credit Agreement.

“CNAI” has the meaning set forth in the preamble of this Agreement.

“Class” refers to the determination (x) in relation to any particular Type of Common Collateral, (i) with respect to any Secured Obligations, whether such Secured Obligations are First Priority Obligations, Second Priority Obligations or Third Priority Obligations and (ii) with respect to any Secured Party, whether such Secured Party is a First Priority Secured Party, a Second Priority Secured Party or a Third Priority Secured Party and (y) in relation to any Secured Obligations, whether such Secured Obligations are ABL Secured Obligations, New Money Term Loan Secured Obligations or Junior Term Loan Secured Obligations.

“Common Collateral” means all assets of the Grantors on which Liens have been granted (or purported to be granted) to secure more than one Class of Secured Obligations.

“Comparable Second Priority Security Document” means, in relation to any Common Collateral subject to any First Priority Security Document, that Second Priority Security Document that creates a security interest in the same Common Collateral, granted by the same Grantor, as applicable.

“Comparable Third Priority Security Document” means, in relation to any Common Collateral subject to any First Priority Security Document or any Second Priority Security Document, that Third Priority Security Document that creates a security interest in the same Common Collateral, granted by the same Grantor, as applicable.

“Defaulting ABL Secured Party” has the meaning specified in Section 4.4(g).

“Defaulting New Money Secured Party” has the meaning specified in Section 4.5(f).

“DIP Financing” means an ABL Priority DIP Financing or a Term Loan Priority DIP Financing.

“Effective Date” means March 22, 2013.

“Enforcement Action” means, with respect to any Class of Secured Obligations, the exercise of any rights and remedies with respect to any Common Collateral securing such obligations or the commencement or prosecution of enforcement of any of the rights and remedies under the Loan Documents governing such Class, or applicable law, including without limitation the exercise of any rights of set-off, recoupment or credit bidding, and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code, the Bankruptcy Code (including credit bidding rights) or other similar creditors’ rights, bankruptcy, insolvency, reorganization or similar laws of any applicable jurisdiction.

“Existing Chapter 11 Cases” means the Chapter 11 cases filed by Eastman Kodak Company and certain of its subsidiaries on January 19, 2012 in the United States Bankruptcy Court for the Southern District of New York and pending as of the Effective Date.

“Existing Chapter 11 Cases Emergence Date” means the date of the substantial consummation (as defined in Section 1101 of the Bankruptcy Code and which for purposes of this Agreement shall be no later than the effective date) of a Reorganization Plan in the Existing Chapter 11 Cases that is confirmed pursuant to an order of the Bankruptcy Court.

“First Priority Documents” means, with respect to any Type of Common Collateral, the Loan Documents governing the related First Priority Obligations.

“First Priority Lien” means any Lien on any Type of Common Collateral securing any First Priority Obligation.

“First Priority Obligations” means, subject to Section 1.2, (i) with respect to the ABL Priority Collateral, the ABL Secured Obligations and (ii) with respect to the Term Loan Priority Collateral, the New Money Term Loan Secured Obligations. To the extent any payment with respect to any First Priority Obligation (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Second Priority Secured Party, Third Priority Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Priority Secured Parties, the Second Priority Secured Parties and the Third Priority Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

“First Priority Obligations Payment Date” means, with respect to each Type of Common Collateral, the first date on which (i) the First Priority Obligations (other than those that constitute Unasserted Contingent Obligations) with respect to such Common Collateral have been paid in cash in full (or, if applicable, cash collateralized or defeased in accordance with the terms of the applicable First Priority Documents or converted or rolled into DIP Financing), (ii) all commitments to extend credit under the applicable First Priority Documents have been terminated, (iii) there are no outstanding letters of credit or similar instruments issued under the applicable First Priority Documents (other than such as have been cash collateralized or defeased or otherwise provided for in accordance with the terms of the applicable First Priority Documents), and (iv) the First Priority Representative with respect to such Common Collateral has delivered a written notice to the Second Priority Representative and the Third Priority Representative with respect to such Common Collateral stating that the events described in clauses (i), (ii) and (iii) have occurred to the satisfaction of the First Priority Secured Parties with respect to such Common Collateral. For avoidance of doubt, a Refinancing of First Priority Obligations with respect to any Type of Common Collateral that is permitted hereby (other than with the proceeds of DIP Financing following the Existing Chapter 11 Cases Emergence Date) shall not give rise to the First Priority Obligations Payment Date with respect to such Common Collateral unless the terms thereof expressly so provide with reference to this Agreement.

“First Priority Representative” means, with respect to each Type of Common Collateral, the collective reference to each Representative for the holders of the First Priority Obligations with respect to such Common Collateral.

“First Priority Secured Parties” means, with respect to each Type of Common Collateral, the First Priority Representative and the holders of the First Priority Obligations.

“First Priority Security Documents” means each agreement or document granting or purporting to grant a Lien on any Common Collateral to secure First Priority Obligations.

“Grantor Joinder Agreement” means a supplement to this Agreement substantially in the form of Annex III, appropriately completed.

“Grantors” means the Borrower and each Subsidiary of the Borrower that has at any time granted a Lien on any assets that constitute Common Collateral.

“Hedge Agreement Obligations” has the meaning set forth in the ABL Credit Agreement.

“Insolvency Proceeding” means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution or assignment for the benefit of creditors, in each of the foregoing events whether under the Bankruptcy Code or any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.

“Inventory” has the meaning set forth in the ABL Credit Agreement as in effect on the date hereof.

“Junior Term Loan Agent” has the meaning set forth in the second WHEREAS clause of this Agreement; provided that the term “Junior Term Loan Agent” shall also mean the Representative for the holders of any indebtedness that has been designated, in accordance with this Agreement, as “Junior Term Loan Secured Obligations” outstanding under each Replacement Term Loan Agreement then extant (and, if more than one Junior Term Loan Agent exists at any time, “Junior Term Loan Agent” shall be deemed to be a collective reference to each Junior Term Loan Agent).

“Junior Term Loan Secured Obligations” means, collectively, (i) all “Obligations” (or comparable term) in respect of the Junior Term Loans under the Term Loan Agreement and (ii) all “Obligations” (or comparable term) in respect of any other indebtedness that has been designated, in accordance with this Agreement, as “Junior Term Loan Secured Obligations” outstanding under each Replacement Term Loan Agreement then extant.

“Junior Term Loan Secured Parties” means the holders from time to time of the Junior Term Loan Secured Obligations.

“Junior Term Loans” means the “Junior Loans” (as defined in the Term Loan Agreement as in effect on the date hereof).

“Lien” means any lien, security interest, hypothecation, hypothec or other charge or encumbrance of any kind on the property of a Person, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property; provided the term “Lien” shall not include any license of intellectual property.

“Loan Document” means any of the ABL Loan Documents or the Term Loan Documents.

“Maximum Obligations Amount” means

(I) prior to the Existing Chapter 11 Cases Emergence Date, (x) with respect to the principal amount of New Money Term Loan Secured Obligations (A) $473,200,000 minus (B) the aggregate amount of all mandatory prepayments of principal of the New Money Term Loans made on or after the date hereof (excluding, for the avoidance of doubt, any such prepayments made in connection with the Refinancing of any such loans that is permitted under this Agreement), (y) with respect to the principal amount of Junior Term Loan Secured Obligations, $375,000,000, and (z) (A) with respect to the principal amount of ABL Secured Obligations, together with the undrawn face amount of and unreimbursed drawings with respect to letters of credit constituting ABL Secured Obligations, $200,000,000 plus (B) with respect to the amount of obligations under Secured Agreements (or a comparable term in any Replacement ABL Credit Agreement) constituting ABL Secured Obligations, $75,000,000, plus, in the case of a Refinancing pursuant to this Agreement and in the case of each of clauses (x), (y) and (z), an amount equal to accrued and unpaid interest on, and premium with respect to, the obligations being Refinanced and other reasonable and customary fees and expenses incurred in connection with such Refinancing; and

(II) on and after the Existing Chapter 11 Cases Emergence Date, (x) with respect to the principal amount of Term Loan Secured Obligations (A) $848,200,000 minus (B) the aggregate amount of all mandatory prepayments of principal of the Term Loan Secured Obligations made on or after the Existing Chapter 11 Cases Emergence Date (excluding, for the avoidance of doubt, any repayment of the New Money Term Loans on the Existing Chapter 11 Cases Emergence Date and any such prepayments made in connection with the Refinancing of any such loans that is permitted under this Agreement) plus (C) the product of (i) the aggregate principal amount of New Money Term Loan Secured Obligations under the Term Loan Agreement referred to in the second WHEREAS clause of this Agreement that are converted to Term Loan Secured Obligations under the “Exit Loan Agreement” as contemplated by Section 2.22 of such Term Loan Agreement multiplied by (ii) 2%, and (y) (A) with respect to the principal amount of ABL Secured Obligations, together with the undrawn face amount of and unreimbursed drawings with respect to letters of credit constituting ABL Secured Obligations, $200,000,000 plus (B) with respect to the amount of obligations under Secured Agreements (or a comparable term in any Replacement ABL Credit Agreement) constituting ABL Secured Obligations, $75,000,000, plus, in the case of a Refinancing pursuant to this Agreement and in the case of each of clauses (x) and (y), an amount equal to accrued and unpaid interest on, and premium with respect to, the obligations being Refinanced and other reasonable and customary fees and expenses incurred in connection with such Refinancing.

“Mortgage” means mortgage, deed of trust, leasehold mortgage, assignment of leases and rents, modifications and any other agreement, document or instrument pursuant to which any Lien on real property is granted to secure any Secured Obligations or under which rights or remedies with respect to any such Lien are governed.

“New DIP Order” means (i) that certain Order (I) Authorizing Debtors (A) to Obtain Post-Petition Financing Pursuant to 11 U.S.C. §§ 105, 361, 362, 364(c)(1), 364(c)(2), 364(c)(3), 364 (d)(1) and 364(e) and (B) to Continue to Utilize Cash Collateral Pursuant to 11 U.S.C. § 363 and (II) Granting Adequate Protection to Certain Pre-Petition Secured Parties Pursuant to 11 U.S.C. §§ 361, 362, 363 and

364 [Docket No. 2926], attached as Exhibit J-1 to the ABL Credit Agreement as modified by (ii) that certain Order Amending Order (I) Authorizing Debtors (A) to Obtain Post-Petition Financing Pursuant to 11 U.S.C. §§ 105, 361, 362, 364(c)(1), 364(c)(2), 364(c)(3), 364 (d)(1) and 364(e) and (B) to Continue to Utilize Cash Collateral Pursuant to 11 U.S.C. § 363 and (II) Granting Adequate Protection to Certain Pre-Petition Secured Parties Pursuant to 11 U.S.C. §§ 361, 362, 363 and 364 [Docket No. 3279], attached as Exhibit J-2 to the ABL Credit Agreement.

“New Money Term Loan Agent” has the meaning set forth in the second WHEREAS clause of this Agreement; provided that the term “New Money Term Loan Agent” shall also mean the Representative for the holders of any indebtedness that has been designated, in accordance with this Agreement, as “New Money Term Loan Secured Obligations” outstanding under each Replacement Term Loan Agreement then extant (and, if more than one New Money Term Loan Agent exists at any time, “New Money Term Loan Agent” shall be deemed to be a collective reference to each New Money Term Loan Agent).

“New Money Term Loan Purchase” has the meaning specified in Section 4.5(a).

“New Money Term Loan Purchase Event” has the meaning specified in Section 4.5(a).

“New Money Term Loan Purchase Price” has the meaning specified in Section 4.5(b).

“New Money Term Loan Purchasing Parties” has the meaning specified in Section 4.5(a).

“New Money Term Loan Secured Obligations” means, collectively, (i) all “Obligations” (or comparable term) in respect of the New Money Term Loans under the Term Loan Agreement and (ii) all “Obligations” (or comparable term) in respect of any other indebtedness that has been designated, in accordance with this Agreement, as “New Money Term Loan Secured Obligations” outstanding under each Replacement Term Loan Agreement then extant.

“New Money Term Loan Secured Parties” means the holders from time to time of the New Money Term Loan Secured Obligations.

“New Money Term Loans” means the “New Money Loans” (as defined in the Term Loan Agreement as in effect on the date hereof).

“Patent License” means any agreement now or hereafter in existence granting to any Grantor, or pursuant to which any Grantor grants to any other Person, any right with respect to any Patent or any invention now or hereafter in existence, whether patentable or not, whether a patent or application for patent is in existence on such invention or not, and whether a patent or application for patent on such invention may come into existence or not.

“Patents” means all the following owned or hereafter acquired by any Grantor: (i) all letters patent and design letters patent of the United States or any other country and all applications for letters patent or design letters patent of the United States or any other country, (ii) all reissues, divisions, continuations, continuations in part, revisions and extensions of any of the foregoing, (iii) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (iv) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited or unlimited liability company or other entity, or a government or any political subdivision or agency thereof.

“Post-Petition Interest” means any interest, fees, expenses or other amount that accrues or would have accrued after the commencement of any Insolvency Proceeding, whether or not allowed or allowable in any such Insolvency Proceeding.

“Refinance” means, in respect of any indebtedness, to extend, refinance, renew or replace, defease or refund such indebtedness, in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Reorganization Plan” means a plan of reorganization pursuant to Chapter 11 of the Bankruptcy Code.

“Replacement ABL Credit Agreement” means (i) any replacement credit agreement entered into by the Grantors (or any of them) to Refinance, in whole but not in part, the indebtedness outstanding under the then-extant ABL Credit Agreement or (ii) in the event that no indebtedness is outstanding under the then-extant ABL Credit Agreement, any replacement credit agreement entered into by the Grantors (or any of them), so long as, in the case of each of clauses (i) and (ii), the commitments under the then-extant ABL Credit Agreement shall have also been terminated; provided that (w) the incurrence of such indebtedness and the Liens securing such indebtedness is permitted by (1) the then-extant Term Loan Documents and (2) this Agreement (including, without limitation, Section 6.2), (x) the Borrower shall have designated the Representative of the holders of the indebtedness under such replacement credit agreement as the “ABL Agent” by delivering a writing to such effect to each Term Loan Agent, (y) the provisions of Section 6.2(a) of this Agreement shall have been complied with and (z) the Borrower shall have delivered to each Term Loan Agent an officer’s certificate certifying that the preceding conditions have been satisfied.

“Replacement Term Loan Agreement” means (A) the “Exit Loan Agreement” contemplated by Section 2.22 of the Term Loan Agreement referred to in the second WHEREAS clause of this Agreement and (B) any other replacement loan agreement or agreements entered into by the Grantors (or any of them) to Refinance, in whole or in part, the indebtedness outstanding under any then-extant Term Loan Agreement; provided in the case of each of clauses (A) and (B), that (w) the incurrence of such indebtedness and the Liens securing such indebtedness is permitted by (1) the ABL Loan Documents, (2) the other then-extant Term Loan Documents and (3) this Agreement (including, without limitation, Section 6.2), (x) the Borrower shall have designated the Representative of the holders of the indebtedness under such replacement loan agreement as a “Term Loan Agent” by delivering a writing to such effect to the ABL Agent, (y) the provisions of Section 6.2(b) and/or 6.2(c), as applicable, of this Agreement shall have been complied with and (z) the Borrower shall have delivered to the ABL Agent an officer’s certificate certifying that the preceding conditions have been satisfied.

“Representative” means the agent, trustee, or other representative for the holders of the Secured Obligations of any Class designated pursuant to the applicable Loan Documents.

“Representative Joinder Agreement” means a supplement to this Agreement substantially in the form of Annex II, appropriately completed.

“Responsible Officer” means the chief executive officer, president, chief financial officer, secretary, assistant secretary, treasurer, assistant treasurer or controller of a Grantor.

“Second Priority Documents” means, with respect to any Type of Common Collateral, the Loan Documents governing the related Second Priority Obligations.

“Second Priority Lien” means any Lien on any Type of Common Collateral securing any Second Priority Obligation.

“Second Priority Obligations” means, subject to Section 1.2, (i) with respect to the ABL Priority Collateral, the New Money Term Loan Secured Obligations and (ii) with respect to the Term Loan Priority Collateral, the ABL Secured Obligations. To the extent any payment with respect to any Second Priority Obligation (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any First Priority Secured Party, Third Priority Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Priority Secured Parties, the Second Priority Secured Parties and the Third Priority Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

“Second Priority Obligations Payment Date” means, with respect to each Type of Common Collateral, the first date after the First Priority Obligations Payment Date with respect to such Common Collateral on which (i) the Second Priority Obligations (other than those that constitute Unasserted Contingent Obligations) with respect to such Common Collateral have been paid in cash in full (or, if applicable, cash collateralized or defeased in accordance with the terms of the applicable Second Priority Documents or converted or rolled into DIP Financing), (ii) all commitments to extend credit under the applicable Second Priority Documents have been terminated, (iii) there are no outstanding letters of credit or similar instruments issued under the applicable Second Priority Documents (other than such as have been cash collateralized or defeased or otherwise provided for in accordance with the terms of the applicable Second Priority Documents), and (iv) the Second Priority Representative with respect to such Common Collateral has delivered a written notice to the Third Priority Representative with respect to such Common Collateral stating that the events described in clauses (i), (ii) and (iii) have occurred to the satisfaction of the Second Priority Secured Parties with respect to such Common Collateral. For avoidance of doubt, a Refinancing of Second Priority Obligations with respect to any Type of Common Collateral that is permitted hereby (other than with the proceeds of DIP Financing following the Existing Chapter 11 Cases Emergence Date) shall not give rise to the Second Priority Obligations Payment Date with respect to such Common Collateral unless the terms thereof expressly so provide with reference to this Agreement.

“Second Priority Permitted Actions” means the actions permitted to be taken by the Second Priority Secured Parties with respect to each Type of Common Collateral pursuant to Section 3.1(b).

“Second Priority Representative” means, with respect to each Type of Common Collateral, the collective reference to each Representative for the holders of the Second Priority Obligations with respect to such Common Collateral.

“Second Priority Secured Parties” means, with respect to each Type of Common Collateral, the Second Priority Representative and the holders of the Second Priority Obligations with respect to such Common Collateral.

“Second Priority Security Documents” means each agreement or document granting or purporting to grant a Lien on any Common Collateral to secure Second Priority Obligations.

“Second Priority Standstill Period” has the meaning specified in Section 3.1(b).

“Secured Agreements” has the meaning set forth in the ABL Credit Agreement as in effect on the date hereof.

“Secured Obligations” means, collectively, the First Priority Obligations, the Second Priority Obligations and the Third Priority Obligations.

“Secured Parties” means, collectively, the First Priority Secured Parties, the Second Priority Secured Parties and the Third Priority Secured Parties.

“Security Documents” means, collectively, (i) the “Collateral Documents” (or like term) as defined in the ABL Credit Agreement and (ii) the “Collateral Documents” (or like term) as defined in the Term Loan Agreement.

“Specified Sale” means any sale or disposition, in whole or in part, of any combination of (A) the assets and businesses to be sold in the transsaction assigned the code name “Rockford”, (B) the assets and businesses to be sold in the transaction assigned the code name “Walden” and/or (C) trademarks, trademark licenses, domain names or related intellectual property assets and materials of the Borrower or any of its Subsidiaries.

“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“Surviving ABL Obligations” has the meaning specified in Section 4.4(a).

“Surviving New Money Term Loan Obligations” has the meaning specified in Section 4.5(a).

“Term Facility Cash Collateral Account” means a segregated Deposit Account (as defined in the ABL Credit Agreement) into which only the identifiable proceeds of Term Loan Priority Collateral are deposited.

“Term Loan Agent” means the collective reference to the New Money Term Loan Agent (in such capacity) and the Junior Term Loan Agent (in such capacity); provided that the term “Term Loan Agent” shall also mean the Representative for the holders of any indebtedness outstanding under each Replacement Term Loan Agreement then extant (and, if more than one Term Loan Agent exists at any time, “Term Loan Agent” shall be deemed to be a collective reference to each Term Loan Agent).

“Term Loan Agreement” has the meaning set forth in the second WHEREAS clause of this Agreement; provided that the term “Term Loan Agreement” shall also include any Replacement Term Loan Agreement (and if more than one Term Loan Agreement exists at any time, “Term Loan Agreement” shall be deemed to be a collective reference to each Term Loan Agreement then extant), in each case as any such agreement may be amended, supplemented or otherwise modified in accordance with the terms hereof and thereof.

“Term Loan Documents” means, collectively, the “Loan Documents” (or comparable term) as defined in each Term Loan Agreement.

“Term Loan Priority DIP Financing” has the meaning specified in Section 5.2(b).

“Term Loan Priority Collateral” means all assets of the Grantors on which Liens have been granted pursuant to the Security Documents other than ABL Priority Collateral.

“Term Loan Priority Collateral Enforcement Action Notice” has the meaning specified in Section 7.3(b).

“Term Loan Priority Collateral Enforcement Actions” has the meaning specified in Section 7.3(b).

“Term Loan Secured Obligations” means, collectively, the New Money Term Loan Secured Obligations and the Junior Term Loan Secured Obligations.

“Term Loan Security Agreement” has the meaning set forth in the fourth WHEREAS clause of this Agreement; provided that if more than one Term Loan Agreement is in effect, “Term Loan Security Agreement” shall be deemed to be a collective reference to each agreement pursuant to which Liens have been granted to secure obligations under each Term Loan Agreement then extant, in each case as any such agreement may be amended, supplemented or otherwise modified in accordance with the terms hereof and thereof.

“Third Priority Documents” means, with respect to any Type of Common Collateral, the Loan Documents governing the related Third Priority Obligations.

“Third Priority Lien” means any Lien on any Type of Common Collateral securing any Third Priority Obligation.

“Third Priority Obligations” means, subject to Section 1.2, with respect to the ABL Priority Collateral and the Term Loan Priority Collateral, the Junior Term Loan Secured Obligations. To the extent any payment with respect to any Third Priority Obligation (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any First Priority Secured Party, Second Priority Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Priority Secured Parties, the Second Priority Secured Parties and the Third Priority Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

“Third Priority Representative” means, with respect to each Type of Common Collateral, the collective reference to each Representative for the holders of the Third Priority Obligations with respect to such Common Collateral.

“Third Priority Secured Parties” means, with respect to each Type of Common Collateral, the Third Priority Representative and the holders of the Third Priority Obligations with respect to such Common Collateral.

“Third Priority Security Documents” means each agreement or document granting or purporting to grant a Lien on any Common Collateral to secure Third Priority Obligations.

“Trademark License” means any agreement now or hereafter in existence granting to any Grantor, or pursuant to which any Grantor grants to any other Person, any right to use any Trademark.

“Trademarks” means all the following owned or hereafter acquired by any Grantor: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, brand names, trade dress, including as displayed on prints and labels, package and other designs, and all other source or business identifiers, and all general intangibles of like nature, and the rights in any of the foregoing which arise under applicable law, (ii) the goodwill of the business symbolized thereby or associated with each of them, (iii) all registrations and applications in connection therewith, (iv) all renewals of any of the foregoing, (v) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (vi) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.

“Type” when used to describe any Common Collateral, refers to whether such Common Collateral is ABL Priority Collateral or Term Loan Priority Collateral

“Unasserted Contingent Obligations” means, at any time, with respect to any Class of Secured Obligations, Secured Obligations of such Class for taxes, costs, indemnifications, reimbursements, damages and other liabilities (excluding (i) the principal of, and interest and premium (if any) on, and fees and expenses relating to, any Secured Obligation of such Class and (ii) contingent reimbursement obligations in respect of amounts that may be drawn under outstanding letters of credit) in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the case of Secured Obligations of such Class for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“United States” means the United States of America.

“Wilmington Trust” has the meaning set forth in the preamble of this Agreement.

1.2 Applicability of this Agreement.

Notwithstanding anything to the contrary herein, (i) upon the occurrence of the First Priority Obligations Payment Date with respect to a Type of Common Collateral, (a) the Second Priority Obligations with respect to such Common Collateral (immediately prior to the First Priority Obligations Payment Date) shall be deemed to be the First Priority Obligations with respect to such Common Collateral for purposes of this Agreement, and (b) the Third Priority Obligations with respect to such Common Collateral (immediately prior to the First Priority Obligations Payment Date) shall be deemed to be the Second Priority Obligations with respect to such Common Collateral for purposes of this Agreement and (ii) to the extent that the aggregate amount of any Class of Secured Obligations exceeds the Maximum Obligations Amount with respect to such Class, such excess shall not constitute First Priority Obligations, Second Priority Obligations or Third Priority Obligations hereunder, and shall be junior in Lien priority to all Secured Obligations.

SECTION 2. Lien Priorities.

2.1 Subordination of Liens.

(a) Any and all Second Priority Liens now existing or hereafter created or arising, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, are expressly junior in priority, operation and effect to any and all First Priority Liens now existing or hereafter created or arising, notwithstanding (i) anything to the contrary contained in any agreement or filing to which any Second Priority Secured Party may now or hereafter be a party, and regardless of the time, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other liens, charges or encumbrances or any defect or deficiency or alleged defect or deficiency in any of the foregoing, (ii) any provision of the Uniform Commercial Code or any applicable law or any First Priority Document or Second Priority Document or any other circumstance whatsoever and (iii) the fact that any such First Priority Liens are (x) subordinated to any Lien securing any obligation of any Grantor other than the Second Priority Obligations or (y) otherwise subordinated, voided, avoided, invalidated or lapsed.

(b) Any and all Third Priority Liens now existing or hereafter created or arising, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, are expressly junior in priority, operation and effect to any and all First Priority Liens and Second Priority Liens now existing or hereafter created or arising, notwithstanding (i) anything to the contrary contained in any agreement or filing to which any Third Priority Secured Party may now or hereafter be a party, and regardless of the time, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other liens, charges or encumbrances or any defect or deficiency or alleged defect or deficiency in any of the foregoing, (ii) any provision of the Uniform Commercial Code or any applicable law or any First Priority Document, Second Priority Document or Third Priority Document or any other circumstance whatsoever and (iii) the fact that any such First Priority Liens or Second Priority Liens are (x) subordinated to any Lien securing any obligation of any Grantor other than the Third Priority Obligations or (y) otherwise subordinated, voided, avoided, invalidated or lapsed.

(c) No Secured Party shall object to or contest, or support any other Person in contesting or objecting to, in any proceeding (including without limitation, any Insolvency Proceeding), the validity, extent, perfection, priority or enforceability of any security interest in the Common Collateral granted to any other Secured Party. No Second Priority Secured Party and no Third Priority Secured Party shall take, or cause to be taken, any action the purpose of which is to make any Second Priority Lien or Third Priority Lien, as applicable, pari passu with or senior to the First Priority Lien. It is understood that nothing in this Section 2.1(c) is intended to prohibit any Second Priority Secured Party or Third Priority Secured Party from exercising any rights expressly granted to it under this Agreement.

(d) Notwithstanding any failure by any Secured Party to perfect any or all of its security interests in the Common Collateral or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of any or all of the security interests in the Common Collateral granted to such Secured Party, the priority and rights as among the Secured Parties with respect to the Common Collateral shall be as set forth herein.

2.2 Nature of Obligations. Each Secured Party acknowledges that certain of the Secured Obligations are revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of such Secured Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the Secured Obligations may be increased, replaced or Refinanced, in each event, without notice to or consent by the Secured Parties (except to the extent required under Section 6) and without affecting the provisions hereof. The lien priorities provided in Section 2.1 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or Refinancing of or waiver, consent or accommodation with respect to any Secured Obligations, or any portion thereof.

2.3 Agreements Regarding Actions to Perfect Liens.

(a) With respect to each Type of Common Collateral, the Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties, and the Third Priority Representative agrees, on behalf of itself and the other Third Priority Secured Parties, that UCC-1 financing statements, patent, trademark or copyright filings or other filings or recordings filed or recorded by or on behalf of such Second Priority Representative or any other Second Priority Secured Party (or any agent or other representative thereof) or such Third Priority Representative or any other Third Priority Secured Party (or any agent or other representative thereof) shall be in form reasonably satisfactory to the First Priority Representative.

(b) The Second Priority Representative and Third Priority Representative with respect to the Term Loan Priority Collateral each agrees, on behalf of itself and the other Second Priority Secured Parties and Third Priority Secured Parties with respect to the Term Loan Priority Collateral, as the case may be, that all Mortgages now or thereafter filed against real property in favor of or for the benefit of the Second Priority Representative or Third Priority Representative with respect to the Term Loan Priority Collateral shall be in form reasonably satisfactory to the First Priority Representative with respect to the Term Loan Priority Collateral and shall contain the following notation: “The lien created by this [mortgage][deed of trust][similar instrument] on the property described herein is junior and subordinate to the lien on such property created by any mortgage, deed of trust or similar instrument now or hereafter granted to Wilmington Trust, National Association, and its successors and assigns, in such property, in accordance with the provisions of the Intercreditor Agreement, dated as of March 22, 2013, among Citicorp North America, Inc., as Representative with respect to the ABL Credit Agreement, Wilmington Trust, National Association, as Representative with respect to the New Money Term Loans under the Term Loan Agreement, Wilmington Trust, National Association, as Representative with respect to the Junior Term Loans under the Term Loan Agreement, Eastman Kodak Company and the other parties thereto, as amended from time to time.”

(c) With respect to each Type of Common Collateral, the First Priority Representative hereby acknowledges that, to the extent that it holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the Uniform Commercial Code) over such Common Collateral pursuant to the First Priority Documents, such possession or control is also for the benefit of the Second Priority Representative and the other Second Priority Secured Parties and the Third Priority Representative and the other Third Priority Secured Parties, but solely as gratuitous bailee to the extent required to perfect their security interest in such Common Collateral. Nothing in the preceding sentence shall be construed to impose any duty on the First Priority Representative (or any third party acting on its behalf) with respect to such Common Collateral or provide any Second Priority Representative or any other Second Priority Secured Party or any Third Priority Representative or any other Third Priority Secured Party with respect to such Common Collateral with any rights with respect to such Common Collateral beyond those specified in this Agreement and the Second Priority Documents or the Third Priority Documents, as the case may be; provided that with respect to each Type of Common Collateral, subsequent to the occurrence of the First Priority Obligations Payment Date in each case at the Borrower’s sole cost and expense, (i) the First Priority Representative shall (x) deliver to the Second Priority Representative (and each Grantor hereby directs such First Priority Representative to so deliver and the Third Priority Representative on behalf of itself and the other Third Priority Secured Parties, consents to such delivery), any stock certificates or promissory notes evidencing or constituting such Common Collateral in its possession or control together with any necessary endorsements to the extent required by the Second Priority Documents or (y) direct and deliver such Common Collateral as a court of competent jurisdiction otherwise directs and (ii) in the case of any Common Collateral consisting of deposit accounts or securities accounts as to which the First Priority Representative has control pursuant to an account control agreement, the First Priority

Representative and the applicable Grantor shall take such actions, if any, as are required to cause control over such Common Collateral to become vested in the Second Priority Representative; provided further that the provisions of this Agreement are intended solely to govern the respective Lien priorities as between the First Priority Secured Parties, the Second Priority Secured Parties and the Third Priority Secured Parties and shall not impose on the First Priority Secured Parties any obligations in respect of the disposition of any Common Collateral (or any proceeds thereof) that would conflict with prior perfected Liens or any claims thereon in favor of any other Person that is not a Secured Party.

(d) Other than as set forth in the first proviso to the second sentence of the immediately preceding paragraph (c), any First Priority Secured Party with physical possession of or control over Common Collateral shall not have any duty or liability to protect or preserve any rights pertaining to any of such Common Collateral and, except for gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction, each Second Priority Secured Party and each Third Priority Secured Party hereby waives and releases such Person from all claims and liabilities arising pursuant to such Person’s role as gratuitous bailee with respect to such Common Collateral.

2.4 No New Liens. The parties hereto agree that there shall be no Lien, and no Grantor shall have any right to create any Lien, on any asset of such Grantor securing any Secured Obligation of such Grantor if such asset is not also subject to a Lien securing each other Secured Obligation of such Grantor, except that (x) nothing contained in this Section 2.4 shall preclude (i) the First Priority Secured Parties from being granted Adequate Protection Liens regardless of whether any Adequate Protection Liens are granted to the Second Priority Secured Parties or the Third Priority Secured Parties or (ii) the Second Priority Secured Parties or the Third Priority Secured Parties from being granted Adequate Protection Liens in accordance with Section 5.4 and (y) this Section 2.4 shall be inapplicable to any Lien securing obligations under any Secured Agreements and/or Hedge Agreement Obligations and/or Letters of Credit (as defined in the ABL Credit Agreement), and not any other obligations, that is permitted under both the ABL Credit Agreement and the Term Loan Agreement. If any Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Grantor securing the Secured Obligations of such Grantor, which assets are not also subject to a Lien securing the other Secured Obligations of such Grantor as required by the first sentence of this Section 2.4, then such Secured Party shall, without the need for any further consent of any other Secured Party, and notwithstanding anything to the contrary in any Loan Document, be deemed to hold and have held such Lien for the benefit of the Secured Parties holding Secured Obligations that are required to have a Lien on such assets by the first sentence of this Section 2.4 (and each such Lien so deemed to have been held shall be subject in all respects to the provisions of this Agreement, including without limitation the lien subordination provisions set forth in Section 2.1).

SECTION 3. Enforcement Rights.

3.1 Exclusive Enforcement.

(a) With respect to each Type of Common Collateral, until the First Priority Obligations Payment Date, whether or not an Insolvency Proceeding has been commenced by or against any Grantor, the First Priority Secured Parties shall have the exclusive right to take and continue (or refrain from taking or continuing) any Enforcement Action with respect to such Common Collateral, without any consultation with or consent of any Second Priority Secured Party or any Third Priority Secured Party with respect to such Common Collateral; provided that the Second Priority Secured Parties and the Third Priority Secured Parties with respect to any Common Collateral may exercise credit bidding rights with respect to such Common Collateral (A) to the extent expressly permitted under clause (y) of

Section 5.6(a) and (B) to the extent expressly permitted under Section 5.6(c). With respect to each Type of Common Collateral, upon the occurrence and during the continuance of an event of default under the First Priority Documents (and subject to the provisions of the First Priority Documents), the First Priority Representative and the other First Priority Secured Parties may take and continue any Enforcement Action with respect to the applicable First Priority Obligations and such Common Collateral in such order and manner as they may determine in their sole discretion.

(b) Notwithstanding Section 3.1(a), with respect to each Type of Common Collateral, the Second Priority Representative and the Second Priority Secured Parties may enforce any of their rights and exercise any of their remedies with respect to the Common Collateral after a period of 180 days has elapsed since the date on which the Second Priority Representative has delivered to the First Priority Representative written notice of the acceleration or non-payment at maturity of the indebtedness then outstanding under the Second Priority Documents (the “Second Priority Standstill Period”); provided, however, that notwithstanding the expiration of the Second Priority Standstill Period or anything to the contrary herein, with respect to each Type of Common Collateral, in no event shall the Second Priority Representative or any other Second Priority Secured Party enforce or exercise any rights or remedies with respect to such Common Collateral if the First Priority Representative or any other First Priority Secured Party shall have commenced, and shall be diligently pursuing (or shall have sought or requested relief from or modification of the automatic stay or any other stay in any Insolvency Proceeding to enable the commencement and pursuit thereof), the enforcement or exercise of any rights or remedies with respect to all or a material portion of such Common Collateral (prompt written notice thereof to be given to the Second Priority Representative by the First Priority Representative). If any stay or other order prohibiting the exercise of remedies with respect to any Type of Common Collateral has been entered in connection with any Insolvency Proceeding or by a court of competent jurisdiction, the Second Priority Standstill Period with respect to such Common Collateral shall be tolled during the pendency of any such stay or other order.

(c) It is understood that Sections 3.1(a) and 3.1(b) do not restrict the following:

(i) in any Insolvency Proceeding commenced by or against any Grantor, the Second Priority Representative and the Third Priority Representative with respect to each Type of Common Collateral may file a claim or statement of interest with respect to such Type of Common Collateral;

(ii) (A) the Second Priority Representative with respect to each Type of Common Collateral may take any action (not adverse to the prior Liens securing the First Priority Obligations with respect to each Type of Common Collateral, or the rights of the First Priority Representative or the First Priority Secured Parties with respect to such Type of Common Collateral to exercise remedies in respect thereof) in order to preserve, perfect or protect the Second Priority Lien on such Type of Common Collateral and (B) the Third Priority Representative with respect to each Type of Common Collateral may take any action (not adverse to the prior Liens securing the First Priority Obligations or the Second Priority Obligations with respect to each Type of Common Collateral, or the rights of the First Priority Representative or the First Priority Secured Parties or the Second Priority Representative or the Second Priority Secured Parties with respect to such Type of Common Collateral to exercise remedies in respect thereof) in order to preserve, perfect or protect the Third Priority Lien on such Type of Common Collateral;

(iii) (A) the Second Priority Secured Parties with respect to each Type of Common Collateral shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Second Priority Secured Parties with respect to such Type of Common Collateral, if any, in each case in accordance with the terms of this Agreement and (B) the Third Priority Secured Parties with respect to each Type of Common Collateral shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Third Priority Secured Parties with respect to such Type of Common Collateral, if any, in each case in accordance with the terms of this Agreement;

(iv) the Second Priority Secured Parties and the Third Priority Secured Parties with respect to each Type of Common Collateral shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any bankruptcy, insolvency or similar law or applicable non-bankruptcy law, in each case in accordance with the terms of this Agreement; and

(v) the Second Priority Secured Parties and the Third Priority Secured Parties with respect to each Type of Common Collateral shall be entitled to vote on any plan of reorganization and file any proof of claim in an Insolvency Proceeding or otherwise and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement.

3.2 Standstill and Waivers.

(a) With respect to each Type of Common Collateral, (i) each of the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, and the Third Priority Representative, on behalf of itself and the other Third Priority Secured Parties, agrees, for the benefit of the First Priority Representative and each other First Priority Secured Party, that until the First Priority Obligations Payment Date, subject to Section 3.1(c) and except in connection with the taking of any Second Priority Permitted Actions, they will not oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including without limitation the filing of an Insolvency Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of such Common Collateral pursuant to an Enforcement Action (or pursuant to a sale, lease, exchange or transfer as a result of which the Second Priority Lien or Third Priority Lien is automatically released pursuant to Section 4.2(a)) or any other Enforcement Action taken by or on behalf of the First Priority Representative or any other First Priority Secured Party and (ii) the Third Priority Representative, on behalf of itself and the other Third Priority Secured Parties, for the benefit of the Second Priority Representative and each other Second Priority Secured Party, agrees that, until the Second Priority Obligations Payment Date, subject to Section 3.1(c), they will not oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including without limitation the filing of an Insolvency Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of such Common Collateral pursuant to an Enforcement Action (or pursuant to a sale, lease, exchange or transfer as a result of which the Third Priority Lien is automatically released pursuant to Section 4.2(a)) or any other Enforcement Action taken by or on behalf of the Second Priority Representative or any other Second Priority Secured Party;

(b) With respect to each Type of Common Collateral, (i) each of the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, and the Third Priority Representative, on behalf of itself and the other Third Priority Secured Parties, agrees, for the benefit of the First Priority Representative and each other First Priority Secured Party, that until the First Priority Obligations Payment Date, they have no right to (x) direct the First Priority Representative or any other First Priority Secured Party to take any Enforcement Action with respect to such Common Collateral or (y) subject to Section 3.1(c) and except in connection with the taking of any Second

Priority Permitted Actions, consent or object to the taking by the First Priority Representative or any other First Priority Secured Party of any Enforcement Action with respect to such Common Collateral or to the timing or manner thereof (or, to the extent it may have any such right described in this Section 3.2(b) as a junior lien creditor, they hereby irrevocably waive such right) and (ii) the Third Priority Representative, on behalf of itself and the other Third Priority Secured Parties, agrees, for the benefit of the Second Priority Representative and each other Second Priority Secured Party, that until the Second Priority Obligations Payment Date, they have no right to (x) direct the Second Priority Representative or any other Second Priority Secured Party to take any Enforcement Action with respect to such Common Collateral or (y) subject to Section 3.1(c), consent or object to the taking by the Second Priority Representative or any other Second Priority Secured Party of any Enforcement Action with respect to such Common Collateral or to the timing or manner thereof (or, to the extent it may have any such right described in this Section 3.2(b) as a junior lien creditor, they hereby irrevocably waive such right);

(c) With respect to each Type of Common Collateral, (i) each of the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, and the Third Priority Representative, on behalf of itself and the other Third Priority Secured Parties, agrees, for the benefit of the First Priority Representative and each other First Priority Secured Party, that until the First Priority Obligations Payment Date, they will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against the First Priority Representative or any other First Priority Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and none of the First Priority Representative nor any other First Priority Secured Party shall be liable for, any action taken or omitted to be taken by the First Priority Representative or any First Priority Secured Party with respect to such Common Collateral or pursuant to the First Priority Documents and (ii) the Third Priority Representative, on behalf of itself and the other Third Priority Secured Parties, agrees, for the benefit of the Second Priority Representative and each other Second Priority Secured Party, that until the Second Priority Obligations Payment Date, they will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against the Second Priority Representative or any other Second Priority Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and none of the Second Priority Representative nor any other Second Priority Secured Party shall be liable for, any action taken or omitted to be taken by the Second Priority Representative or any Second Priority Secured Party with respect to such Common Collateral or pursuant to the Second Priority Documents; provided that nothing in this Section 3.2(c) shall be construed to prevent or limit any party hereto from instituting any such suit or other proceeding to enforce the terms of this Agreement;

(d) With respect to each Type of Common Collateral, (i) each of the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, and the Third Priority Representative, on behalf of itself and the other Third Priority Secured Parties, agrees, for the benefit of the First Priority Representative and each other First Priority Secured Party, that until the First Priority Obligations Payment Date, they will not take any Enforcement Action with respect to such Common Collateral, except as otherwise permitted under the proviso to the first sentence of Section 3.1(a) or under Section 3.1(b) and (ii) the Third Priority Representative, on behalf of itself and the other Third Priority Secured Parties, agrees, for the benefit of the Second Priority Representative and each other Second Priority Secured Party, that until the Second Priority Obligations Payment Date, they will not take any Enforcement Action with respect to such Common Collateral;

(e) With respect to each Type of Common Collateral, (i) each of the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, and the Third Priority Representative, on behalf of itself and the other Third Priority Secured Parties, agrees, for the benefit of the First Priority Representative and each other First Priority Secured Party, that until the First Priority Obligations Payment Date, they will not commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce their interest in or realize upon, such Common Collateral, in each case, except as otherwise permitted under the proviso to the first sentence of Section 3.1(a) or under Section 3.1(b) and (ii) the Third Priority Representative, on behalf of itself and the other Third Priority Secured Parties, agrees, for the benefit of the Second Priority Representative and each other Second Priority Secured Party, that until the Second Priority Obligations Payment Date, they will not commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce their interest in or realize upon, such Common Collateral; and

(f) With respect to each Type of Common Collateral, (i) each of the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, and the Third Priority Representative, on behalf of itself and the other Third Priority Secured Parties, agrees, for the benefit of the First Priority Representative and each other First Priority Secured Party, that until the First Priority Obligations Payment Date, they will not seek, and hereby waive any right, to have such Common Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Common Collateral, except as otherwise permitted under Section 3.1(b) and (ii) the Third Priority Representative, on behalf of itself and the other Third Priority Secured Parties, agrees, for the benefit of the Second Priority Representative and each other Second Priority Secured Party, that until the Second Priority Obligations Payment Date, they will not seek, and hereby waive any right, to have such Common Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Common Collateral.

3.3 Judgment Creditors. In the event that any Second Priority Secured Party or Third Priority Secured Party becomes a judgment lien creditor as a result of its enforcement of its rights as an unsecured creditor in respect of its Second Priority Obligations or Third Priority Obligations, as the case may be (it being understood that any such party may exercise its rights and remedies as an unsecured creditor against the relevant Grantors in accordance with the terms of the Second Priority Documents or Third Priority Documents, as applicable, and applicable law; provided that such exercise of rights or remedies is not a violation of this Agreement), such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Priority Liens and the First Priority Obligations and the Second Priority Liens and the Second Priority Obligations, as applicable) to the same extent as all other Second Priority Liens (created pursuant to the Second Priority Documents) or all other Third Priority Liens (created pursuant to the Third Priority Documents), as the case may be, subject to this Agreement.

3.4 Cooperation. With respect to each Type of Common Collateral, the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, and the Third Priority Representative, on behalf of itself and the other Third Priority Secured Parties agrees that each of them shall take such actions as the First Priority Representative shall reasonably request in connection with an Enforcement Action by any First Priority Secured Party or the exercise by the First Priority Secured Parties of their rights set forth herein.

3.5 No Additional Rights for the Grantors Hereunder. Except as provided in Section 3.6, if any Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, no Grantor shall be entitled to use such violation as a defense to any action by any Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any Secured Party.

3.6 Actions Upon Breach.

(a) With respect to each Type of Common Collateral, if any Second Priority Secured Party or Third Priority Secured Party commences or participates in any action or proceeding against any Grantor in respect of such Common Collateral contrary to this Agreement, such Grantor, with the prior written consent of the First Priority Representative, may interpose as a defense or dilatory plea the making of this Agreement, and any First Priority Secured Party may intervene and interpose such defense or plea in its or their name or in the name of such Grantor.

(b) With respect to each Type of Common Collateral, if any Second Priority Secured Party (or any agent or other representative thereof) or any Third Priority Secured Party (or any agent or other representative thereof) in any way takes, attempts to take or threatens to take any action with respect to such Common Collateral (including, without limitation, any attempt to enforce any remedy on such Common Collateral) in violation of this Agreement, or fails to take any action required by this Agreement, any First Priority Secured Party (in its or their own name or in the name of any Grantor) may obtain relief against such Second Priority Secured Party (or agent or other representative thereof) or Third Priority Secured Party (or agent or other representative thereof), as the case may be, by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the Second Priority Representative on behalf of each other Second Priority Secured Party and the Third Priority Representative on behalf of each other Third Priority Secured Party that (i) the damages of the First Priority Secured Parties from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Second Priority Secured Party and each Third Priority Secured Party waives any defense that any Grantor and/or the First Priority Secured Parties cannot demonstrate damage and/or can be made whole by the awarding of damages.

SECTION 4. Application of Proceeds of Common Collateral; Dispositions and Releases of Common Collateral; Inspection and Insurance.

4.1 Application of Proceeds; Turnover Provisions.

(a) All proceeds of ABL Priority Collateral (to the extent such ABL Priority Collateral constitutes Common Collateral) (including any interest earned thereon) resulting from any Enforcement Action, and whether or not pursuant to an Insolvency Proceeding, shall be distributed as follows:

first, to the First Priority Representative with respect to the ABL Priority Collateral to be applied in accordance with Section 6.04 of the ABL Credit Agreement (or the then-extant First Priority Documents with respect to the ABL Priority Collateral) until the First Priority Obligations with respect to the ABL Priority Collateral are paid in full;

second, to the Second Priority Representative with respect to the ABL Priority Collateral to be applied in accordance with Section 6.02 of the Term Loan Agreement (or the then-extant Second Priority Documents with respect to the ABL Priority Collateral) until the Second Priority Obligations with respect to the ABL Priority Collateral are paid in full;

third, to the Third Priority Representative with respect to the ABL Priority Collateral to be applied in accordance with Section 6.02 of the Term Loan Agreement (or the then-extant Third Priority Documents with respect to the ABL Priority Collateral) until the Third Priority Obligations with respect to the ABL Priority Collateral are paid in full; and

finally, to the relevant Grantor, or as a court of competent jurisdiction may direct.

(b) All proceeds of the Term Loan Priority Collateral (to the extent such Term Loan Priority Collateral constitutes Common Collateral) (including any interest earned thereon) resulting from any Enforcement Action, and whether or not pursuant to an Insolvency Proceeding, shall be distributed as follows:

first, to the First Priority Representative with respect to the Term Loan Priority Collateral to be applied in accordance with Section 6.02 of the Term Loan Agreement (or the then-extant First Priority Documents with respect to the Term Loan Priority Collateral) until the First Priority Obligations with respect to the Term Loan Priority Collateral are paid in full;

second, to the Second Priority Representative with respect to the Term Loan Priority Collateral to be applied in accordance with Section 6.04 of the ABL Credit Agreement (or the then-extant Second Priority Documents with respect to the Term Loan Priority Collateral) until the Second Priority Obligations with respect to the Term Loan Priority Collateral are paid in full;

third, to the Third Priority Representative with respect to the Term Loan Priority Collateral to be applied in accordance with Section 6.02 of the Term Loan Agreement (or the then-extant Third Priority Documents with respect to the Term Loan Priority Collateral) until the Third Priority Obligations with respect to the Term Loan Priority Collateral are paid in full; and

finally, to the relevant Grantor, or as a court of competent jurisdiction may direct.

(c) With respect to each Type of Common Collateral, until the occurrence of the First Priority Obligations Payment Date, no Second Priority Secured Party or Third Priority Secured Party may accept any such Common Collateral, including any such Common Collateral constituting proceeds, in satisfaction, in whole or in part, of the Second Priority Secured Obligations or Third Priority Secured Obligations, as the case may be, in violation of Sections 4.1(a) or 4.1(b). Any Common Collateral, including any Common Collateral constituting proceeds, received by a Second Priority Secured Party or Third Priority Secured Party that is not permitted to be received pursuant to the preceding sentence shall be segregated and held in trust and promptly turned over to the First Priority Representative with respect to such Common Collateral to be applied in accordance with Section 4.1(a) or 4.1(b), as the case may be, in the same form as received, with any necessary endorsements, and each Second Priority Secured Party and each Third Priority Secured Party hereby authorizes the First Priority Representative to make any such endorsements as agent for the Second Priority Representative and the Third Priority Representative (which authorization, being coupled with an interest, is irrevocable). Upon the turnover of such Common Collateral as contemplated by the immediately preceding sentence, the Second Priority Obligations or the Third Priority Obligations purported to be satisfied by the payment of such Common Collateral shall be immediately reinstated in full as though such payment had never occurred.

4.2 Releases of Lien.

(a) With respect to each Type of Common Collateral, upon any release, sale or disposition of such Common Collateral that results in the release of the First Priority Lien on such Common Collateral and that is (i) permitted pursuant to the terms of the First Priority Documents and not prohibited under the Second Priority Documents or Third Priority Documents or (ii) effected pursuant to an Enforcement Action, the Second Priority Lien and the Third Priority Lien on such Common Collateral (but not on any proceeds of such Common Collateral not required to be paid to the First Priority Secured Parties) shall be automatically and unconditionally released.

(b) With respect to each Type of Common Collateral, until the First Priority Obligations Payment Date, the Second Priority Representative and the Third Priority Representative shall promptly execute and deliver such release documents and instruments and shall take such further actions as the First Priority Representative shall reasonably request to evidence any release of the Second Priority Lien and Third Priority Lien described in Section 4.2(a). With respect to each Type of Common Collateral, the Second Priority Representative and the Third Priority Representative hereby appoints the First Priority Representative and any officer or duly authorized person of the First Priority Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Second Priority Representative and the Third Priority Representative and in the name of the Second Priority Representative, the Third Priority Representative or in the First Priority Representative’s own name; provided that such power of attorney may only be exercised if the Second Priority Representative or the Third Priority Representative has not executed and delivered such release documents and instruments in a timely manner following a request from the First Priority Representative, and must be exercised in the First Priority Representative’s reasonable discretion, solely for the purposes of carrying out the terms of Section 4.2(a), to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of Section 4.2(a), including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

4.3 Inspection Rights and Insurance.

(a) With respect to each Type of Common Collateral, until the First Priority Obligations Payment Date, any First Priority Secured Party and its representatives and invitees may, to the extent expressly permitted by the First Priority Documents, inspect, repossess, remove and otherwise deal with such Common Collateral, and, pursuant to an Enforcement Action, the First Priority Representative may advertise and conduct public auctions or private sales of such Common Collateral, in each case without notice (other than any notice required by law) to, the involvement of or interference by any Second Priority Secured Party or Third Priority Secured Party or liability to any Second Priority Secured Party or Third Priority Secured Party.

(b) With respect to each Type of Common Collateral, until the First Priority Obligations Payment Date, the First Priority Representative will have the sole and exclusive right, subject to the rights of the Grantors under the applicable First Priority Documents, (i) to be named as additional insured and loss payee under any insurance policies maintained from time to time by any Grantor with respect to such Common Collateral (except that, if the applicable insurer permits, the Second Priority Representative and the Third Priority Representative shall have the right to be named as an additional insured so long as its second lien status or third lien status, as the case may be, is identified in a manner reasonably satisfactory to the First Priority Representative); (ii) to adjust or settle any insurance policy or claim covering such Common Collateral in the event of any loss thereunder; and (iii) to approve any award granted in any condemnation or similar proceeding affecting such Common Collateral.

4.4 Option to Purchase ABL Secured Obligations.

(a) Without prejudice to the enforcement of remedies by the ABL Agent (whether in its capacity as First Priority Representative or Second Priority Representative) or the ABL Secured Parties, the ABL Secured Parties agree that at any time following (a) acceleration of the ABL Secured Obligations in accordance with the terms of the ABL Credit Agreement, (b) the commencement of an Enforcement Action by the ABL Secured Parties or (c) the commencement of an Insolvency Proceeding by or against any Grantor (each, an “ABL Purchase Event”), one or more of the New Money Term Loan Secured Parties may request to purchase by way of assignment (and, to the extent provided in clause (b) below, cash collateralization), and the ABL Secured Parties, severally and not jointly, hereby offer the New Money Term Loan Secured Parties the option to purchase by way of assignment (and, to the extent provided in clause (b) below, cash collateralization) (and shall thereby also assume all commitments and duties of the ABL Secured Parties, other than in respect of Secured Agreements) all, but not less than all, of the aggregate amount of ABL Secured Obligations outstanding at the time of purchase (any such purchase, an “ABL Purchase”; and the persons effecting such purchase, the “ABL Purchasing Parties”); provided that (x) at the time of (and as a condition to) any ABL Purchase all commitments pursuant to any then outstanding ABL Credit Agreement shall have terminated, (y) any ABL Purchase shall be effected not later than 30 days following the first date on which an ABL Purchase Event occurs and (z) any ABL Purchase shall not in any way affect any rights of the ABL Secured Parties with respect to indemnification and other obligations of the Grantors under the ABL Loan Documents that are expressly stated to survive the termination of the ABL Documents (the “Surviving ABL Obligations”).

(b) Without limiting the obligations of the Grantors to the ABL Secured Parties under the ABL Loan Documents with respect to the Surviving ABL Obligations, on the date of an ABL Purchase, the ABL Purchasing Parties shall (i) pay to the ABL Secured Parties as the purchase price (the “ABL Purchase Price”) 100% of the amount of all ABL Secured Obligations (other than Unasserted Contingent Obligations) then outstanding and unpaid (including principal, interest, fees, breakage costs, attorneys’ and advisors’ fees and expenses (in each case, whether or not invoiced or final)), payable in cash, (ii) furnish cash collateral to the ABL Secured Parties in such amounts as the relevant ABL Secured Parties determine is reasonably necessary to secure such ABL Secured Parties in connection with any ABL Secured Obligations in respect of Secured Agreements, without prejudice to the right of such ABL Secured Parties to terminate any such Secured Agreements at any time, (iii) furnish cash collateral to the ABL Secured Parties in such amounts as the relevant ABL Secured Parties determine is reasonably necessary to secure such ABL Secured Parties in connection with any outstanding Letters of Credit (as defined in the ABL Credit Agreement) (not to exceed 105% of the aggregate undrawn face amount of such letters of credit) and (iv) agree to reimburse the ABL Secured Parties for (x) returned payment items relating to any checks or other payments provisionally credited to the ABL Secured Obligations and/or as to which the ABL Secured Parties have not yet received final payment and, in each case, are reflected in the ABL Purchase Price and (y) to the extent that the cash collateral furnished pursuant to clauses (ii) and/or (iii) is insufficient, all amounts thereafter drawn under any outstanding Letters of Credit or thereafter payable by the ABL Secured Parties (or any of them) in respect of Secured Agreements.

(c) The ABL Purchase Price and cash collateral shall be remitted by wire transfer in immediately available funds to such account of the ABL Agent as it shall designate to the ABL Purchasing Parties. The ABL Agent shall, promptly following its receipt thereof, distribute the amounts received by it in respect of the ABL Purchase Price to the ABL Secured Parties in accordance with their holdings of the applicable ABL Secured Obligations. Interest shall be calculated to but excluding the day on which the ABL Purchase occurs if the amounts so paid by the ABL Purchasing Parties to the account designated by the ABL Agent are received in such account prior to 1:00 p.m., New York City time, and interest shall be calculated to and including such day if the amounts so paid by the ABL Purchasing Parties to the account designated by the ABL Agent are received in such account later than 1:00 p.m., New York City time.

(d) After the date of such ABL Purchase (i) the ABL Agent will promptly provide the New Money Term Loan Agent with written notification of the termination of any Secured Agreements and the cancellation or termination of any Letters of Credit (as defined in the ABL Credit Agreement), in each case, for which the ABL Purchasing Parties have provided cash collateral, and (ii) to the extent any Secured Agreements are terminated or any Letters of Credit are cancelled or terminated without being drawn, the ABL Agent shall return to the ABL Purchasing Parties such portion of the cash collateral furnished to the ABL Agent as collateral therefor and not applied to the satisfaction of the ABL Secured Obligations to which such cash collateral relates.

(e) The ABL Purchase shall be made without representation or warranty of any kind by the ABL Secured Parties as to the ABL Secured Obligations, the ABL Priority Collateral or otherwise and without recourse to the ABL Secured Parties, except that the ABL Secured Parties shall represent and warrant: (i) the amount of the ABL Secured Obligations being purchased, (ii) that the ABL Secured Parties own the ABL Secured Obligations free and clear of any Liens (other than participation interests not prohibited under the ABL Credit Agreement, in which case the ABL Purchase Price shall be appropriately adjusted so that the ABL Purchasing Parties do not pay amounts in respect of any participation interests that remain in effect) and (iii) that the ABL Secured Parties have the right to assign the ABL Secured Obligations and the assignment is duly authorized.

(f) The ABL Purchase shall be made pursuant to assignment documentation in form and substance reasonably satisfactory to the ABL Agent (with the reasonable and documented cost of such documentation to be paid by the Grantors or, if the Grantors do not make such payment, by the respective purchasers, who shall have the right to obtain reimbursement of same from the Grantors).

(g) The obligations of the ABL Secured Parties to sell their respective ABL Secured Obligations under this Section 4.4(g) are several and not joint and several. To the extent any ABL Secured Party breaches its obligation to sell its ABL Secured Obligations under this Section 4.4(g) (a “Defaulting ABL Secured Party”), nothing in this Section 4.4(g) shall be deemed to require the ABL Agent or any other ABL Secured Party to purchase such Defaulting ABL Secured Party’s ABL Secured Obligations for resale to any New Money Term Loan Secured Party, and in all cases the ABL Agent and each ABL Secured Party complying with the terms of this Section 4.4(g) shall not be deemed to be in default of this Agreement or otherwise be deemed liable for any action or inaction of any Defaulting ABL Secured Party; provided that nothing in this Section 4.4(g) shall require any ABL Purchasing Party to purchase less than all of the ABL Secured Obligations.

(h) Each Grantor irrevocably consents to any assignment effected to one or more New Money Term Loan Secured Parties pursuant to this Section 4.4 for purposes of all ABL Loan Documents and hereby agrees that no further consent to any such assignment pursuant to this Section from such Grantor shall be required.

4.5 Option to Purchase New Money Term Loan Secured Obligations.

(a) Without prejudice to the enforcement of remedies by the New Money Term Loan Agent (whether in its capacity as First Priority Representative or Second Priority Representative) or the New Money Term Loan Secured Parties, the New Money Term Loan Secured Parties agree that at any time following (a) acceleration of the New Money Term Loan Secured Obligations in accordance with the terms of the Term Loan Agreement, (b) the commencement of an Enforcement Action by the New Money Term Loan Secured Parties or (c) the commencement of an Insolvency Proceeding by or against any Grantor (each, a “New Money Term Loan Purchase Event”), one or more of the ABL Secured Parties may request to purchase by way of assignment, and the New Money Term Loan Secured Parties, severally and not jointly, hereby offer the ABL Secured Parties the option to purchase by way of assignment all, but not less than all, of the aggregate amount of New Money Term Loan Secured Obligations outstanding at the time of purchase (any such purchase, a “New Money Term Loan Purchase”; and the persons effecting such purchase, the “New Money Term Loan Purchasing Parties”); provided that (x) at the time of (and as a condition to) any New Money Term Loan Purchase all commitments pursuant to any then outstanding Term Loan Agreement shall have terminated, (y)

any New Money Term Loan Purchase shall be effected not later than 30 days following the first date on which a New Money Term Loan Purchase Event occurs and (z) any New Money Term Loan Purchase shall not in any way affect any rights of the New Money Term Loan Secured Parties with respect to indemnification and other obligations of the Grantors under the Term Loan Documents that are expressly stated to survive the termination of the Term Loan Documents or the repayment of the New Money Term Loans (the “Surviving New Money Term Loan Obligations”).

(b) Without limiting the obligations of the Grantors to the New Money Term Loan Secured Parties under the Term Loan Documents with respect to the Surviving New Money Term Loan Obligations, on the date of an New Money Term Loan Purchase, the New Money Term Loan Purchasing Parties shall (i) pay to the New Money Term Loan Secured Parties as the purchase price (the “New Money Term Loan Purchase Price”) 100% of the amount of all New Money Term Loan Secured Obligations (other than unasserted contingent indemnification obligations) then outstanding and unpaid (including principal, interest, fees, breakage costs, attorneys’ and advisors’ fees and expenses (in each case, whether or not invoiced or final)), payable in cash and (ii) agree to reimburse the New Money Term Loan Secured Parties for returned payment items relating to any checks or other payments provisionally credited to the New Money Term Loan Secured Obligations and/or as to which the New Money Term Loan Secured Parties have not yet received final payment and, in each case, are reflected in the New Money Term Loan Purchase Price.

(c) The New Money Term Loan Purchase Price shall be remitted by wire transfer in immediately available funds to such account of the New Money Term Loan Agent as it shall designate to the New Money Term Loan Purchasing Parties. The New Money Term Loan Agent shall, promptly following its receipt thereof, distribute the amounts received by it in respect of the New Money Term Loan Purchase Price to the New Money Term Loan Secured Parties in accordance with their holdings of the applicable New Money Term Loan Secured Obligations. Interest shall be calculated to but excluding the day on which the ABL Purchase occurs if the amounts so paid by the New Money Term Loan Purchasing Parties to the account designated by the New Money Term Loan Agent are received in such account prior to 1:00 p.m., New York City time, and interest shall be calculated to and including such day if the amounts so paid by the New Money Term Loan Purchasing Parties to the account designated by the New Money Term Loan Agent are received in such account later than 1:00 p.m., New York City time.

(d) The New Money Term Loan Purchase shall be made without representation or warranty of any kind by the New Money Term Loan Secured Parties as to the New Money Term Loan Secured Obligations, the Term Loan Priority Collateral or otherwise and without recourse to the New Money Term Loan Secured Parties, except that the New Money Term Loan Secured Parties shall represent and warrant: (i) the amount of the New Money Term Loan Secured Obligations being purchased, (ii) that the New Money Term Loan Secured Parties own the New Money Term Loan Secured Obligations free and clear of any Liens (other than participation interests not prohibited under the Term Loan Agreement, in which case the New Money Term Loan Purchase Price shall be appropriately adjusted so that the New Money Term Loan Purchasing Parties do not pay amounts in respect of any participation interests that remain in effect) and (iii) that the New Money Term Loan Secured Parties have the right to assign the New Money Term Loan Secured Obligations and the assignment is duly authorized.

(e) The New Money Term Loan Purchase shall be made pursuant to assignment documentation in form and substance reasonably satisfactory to the New Money Term Loan Agent (with the reasonable and documented cost of such documentation to be paid by the Grantors or, if the Grantors do not make such payment, by the respective purchasers, who shall have the right to obtain reimbursement of same from the Grantors).

(f) The obligations of the New Money Term Loan Secured Parties to sell their respective New Money Term Loan Secured Obligations under this Section 4.5(f) are several and not joint and several. To the extent any New Money Term Loan Secured Party breaches its obligation to sell its New Money Term Loan Secured Obligations under this Section 4.5(f) (a “Defaulting New Money Secured Party”), nothing in this Section 4.5(f) shall be deemed to require the New Money Term Loan Agent or any other New Money Term Loan Secured Party to purchase such Defaulting New Money Term Loan Secured Party’s New Money Term Loan Secured Obligations for resale to any ABL Secured Party, and in all cases the New Money Term Loan Agent and each New Money Term Loan Secured Party complying with the terms of this Section 4.5(f) shall not be deemed to be in default of this Agreement or otherwise be deemed liable for any action or inaction of any Defaulting New Money Term Loan Secured Party; provided that nothing in this Section 4.5(f) shall require any New Money Term Loan Purchasing Party to purchase less than all of the New Money Term Loan Secured Obligations.

(g) Each Grantor irrevocably consents to any assignment effected to one or more ABL Secured Parties pursuant to this Section 4.5 for purposes of all Term Loan Documents and hereby agrees that no further consent to any such assignment pursuant to this Section from such Grantor shall be required.

4.6 Option to Purchase ABL Secured Obligations and New Money Term Loan Secured Obligations. Within 15 days after the occurrence of both an ABL Purchase Event and a New Money Term Loan Purchase Event, one or more of the Junior Term Loan Secured Parties (the “Junior Secured Purchasing Parties”) shall have the right to purchase all of the ABL Secured Obligations and all of the New Money Term Loan Obligations pursuant to the terms and conditions set forth in Sections 4.4 and 4.5 as if such Junior Secured Purchasing Parties were the New Money Term Loan Purchasing Parties and the ABL Purchasing Parties. In the event of a conflict between the purchase right afforded to the Junior Secured Purchasing Parties pursuant to this Section 4.6 and the purchase right afforded to the ABL Purchasing Parties pursuant to Section 4.4 or the purchase right afforded to the New Money Term Loan Purchasing Parties pursuant to Section 4.5, the purchase right afforded to the Junior Secured Purchasing Parties pursuant to this Section 4.6 shall prevail.

SECTION 5. Insolvency Proceedings.

Subject in all respects to Section 5.11(b), which provides for the inapplicability of certain of the following provisions of this Section 5 during the Existing Chapter 11 Cases, and to Section 11.14:

5.1 Filing of Motions. No Secured Party shall, in or in connection with any Insolvency Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case to challenge, contest or otherwise object to the scope, validity, enforceability, perfection or priority of any Liens held by any other Secured Party and no Secured Party shall support any other Person doing any of the foregoing.

5.2 Financing Matters.

(a) If any Grantor becomes subject to any Insolvency Proceeding, and if the First Priority Representative with respect to the ABL Priority Collateral consents (or does not object) to the use of ABL Priority Collateral constituting Common Collateral (for the avoidance of doubt, including but not limited to the use of any such ABL Priority Collateral that is cash collateral) by any Grantor during any Insolvency Proceeding or provides financing to any Grantor under the Bankruptcy Code secured by ABL Priority Collateral or consents (or does not object) to the provision of such financing to any Grantor by any third party (any such financing, whether provided by the First Priority Secured Parties with respect to the ABL Priority Collateral (or any of them) or any third party, being referred to herein as an “ABL Priority DIP Financing”), then the Second Priority Representative with respect to the ABL Priority Collateral agrees, on behalf of itself and the other Second Priority Secured Parties with respect to the ABL Priority Collateral, and the Third Priority Representative with respect to the ABL Priority Collateral agrees, on behalf of itself and the other Third Priority Secured Parties with respect to the ABL Priority Collateral, that each such Second Priority Secured Party and each such Third Priority Secured Party (a) will be deemed to have consented to, will raise no objection to, and will not support any other Person objecting to, the use of such ABL Priority Collateral or to such ABL Priority DIP Financing, (b) shall only request or accept adequate protection in connection with the use of such ABL Priority Collateral or such ABL Priority DIP Financing as permitted by Section 5.4 below, (c) will subordinate (and will be deemed hereunder to have subordinated) the Second Priority Liens or the Third Priority Liens, as applicable, and any Adequate Protection Liens provided in respect thereof (i) to the Liens on such ABL Priority Collateral securing such ABL Priority DIP Financing on the same terms and conditions as the First Priority Liens on such ABL Priority Collateral are subordinated to such Liens on such ABL Priority Collateral securing such ABL Priority DIP Financing (and such subordination will not alter in any manner the terms of this Agreement), (ii) to any adequate protection with respect to the ABL Priority Collateral provided to the First Priority Secured Parties with respect to the ABL Priority Collateral, including, without limitation, Adequate Protection Liens on the ABL Priority Collateral provided to the First Priority Secured Parties with respect to the ABL Priority Collateral and (iii) to any “carve-out” with respect to the ABL Priority Collateral for professional and United States Trustee fees agreed to by the First Priority Representative with respect to the ABL Priority Collateral or the other First Priority Secured Parties with respect to the ABL Priority Collateral and (d) agrees that any notice of such events found to be adequate by the bankruptcy court shall be adequate notice.

(b) If any Grantor becomes subject to any Insolvency Proceeding, and if the First Priority Representative with respect to the Term Loan Priority Collateral consents (or does not object) to the use of Term Loan Priority Collateral constituting Common Collateral by any Grantor during any Insolvency Proceeding or provides financing to any Grantor under the Bankruptcy Code secured by Term Loan Priority Collateral or consents (or does not object) to the provision of such financing to any Grantor by any third party (any such financing, whether provided by the First Priority Secured Parties with respect to the Term Loan Priority Collateral (or any of them) or any third party, being referred to herein as an “Term Loan Priority DIP Financing”), then the Second Priority Representative with respect to the Term Loan Priority Collateral agrees, on behalf of itself and the other Second Priority Secured Parties with respect to the Term Loan Priority Collateral, and the Third Priority Representative with respect to the Term Loan Priority Collateral agrees, on behalf of itself and the other Third Priority Secured Parties with respect to the Term Loan Priority Collateral, that each such Second Priority Secured Party and each such Third Priority Secured Party (a) will be deemed to have consented to, will raise no objection to, and will not support any other Person objecting to, the use of such Term Loan Priority Collateral or to such Term Loan Priority DIP Financing, (b) shall only request or accept adequate protection in connection with the use of such Term Loan Priority Collateral or such Term Loan Priority DIP Financing as permitted by Section 5.4 below, (c) will subordinate (and will be deemed hereunder to have subordinated) the Second Priority Liens or the Third Priority Liens, as applicable, and any Adequate Protection Liens provided in respect thereof (i) to the Liens on such Term Loan Priority Collateral securing such Term Loan Priority DIP Financing on the same terms and conditions as the First Priority Liens on such Term Loan Priority Collateral are subordinated to such Liens on such Term Loan Priority Collateral securing such Term Loan Priority DIP Financing (and such subordination will not alter in any manner the terms of this Agreement), (ii) to any adequate protection with respect to the Term Loan Priority Collateral provided to the First Priority Secured Parties with respect to the Term Loan Priority Collateral, including, without limitation, Adequate Protection Liens on the Term Loan Priority Collateral provided to the First Priority Secured Parties with respect to the Term Loan Priority Collateral and (iii) to any “carve-out” with respect to the Term Loan Priority Collateral for professional and United States Trustee fees agreed to by the First Priority Representative with respect to the Term Loan Priority Collateral or the other First Priority Secured Parties with respect to the Term Loan Priority Collateral and (d) agrees that any notice of such events found to be adequate by the bankruptcy court shall be adequate notice.

5.3 Relief From the Automatic Stay. With respect to each Type of Common Collateral, (a) the Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties, and the Third Priority Representative agrees, on behalf of itself and the other Third Priority Secured Parties, that none of them will (i) seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in violation thereof, or support any other Person seeking such relief or taking such action, in each case in respect of such Common Collateral, without the prior written consent of the First Priority Representative or (ii) object to, contest, or support any other Person objecting to or contesting, any relief from the automatic stay or from any other stay in any Insolvency Proceeding requested by any First Priority Secured Party and (b) the Third Priority Representative agrees, on behalf of itself and the other Third Priority Secured Parties, that none of them will (i) seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in violation thereof, or support any other Person seeking such relief or taking such action, in each case in respect of such Common Collateral, without the prior written consent of the Second Priority Representative or (ii) object to, contest, or support any other Person objecting to or contesting, any relief from the automatic stay or from any other stay in any Insolvency Proceeding requested by any Second Priority Secured Party.

5.4 Adequate Protection.

(a) With respect to each Type of Common Collateral, the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, and the Third Priority Representative, on behalf of itself and the other Third Priority Secured Parties, agrees that none of them shall object to, contest, or support any other Person objecting to or contesting, (i) any request by the First Priority Representative or any other First Priority Secured Party for adequate protection with respect to such Common Collateral, including, without limitation, in the form of Adequate Protection Liens, superpriority claims, interest, fees, expenses or other amounts or (ii) any objection by the First Priority Representative or any other First Priority Secured Party to any motion, relief, action or proceeding based on a claim of a lack of adequate protection to the First Priority Secured Parties with respect to such Common Collateral or (iii) the payment of interest, fees, expenses or other amounts to the First Priority Representative or any other First Priority Secured Party under section 506(b) or 506(c) of the Bankruptcy Code or otherwise with respect to such Common Collateral. Notwithstanding anything contained in this Agreement, (1) in any Insolvency Proceeding, the Second Priority Representative and the other Second Priority Secured Parties and the Third Priority Representative and the other Third Priority Secured Parties, in each case with respect to each Type of Common Collateral, may seek, support, accept or retain adequate protection (A) only if the First Priority Secured Parties with respect to such Common Collateral are granted adequate protection that includes replacement liens on additional collateral and superpriority claims and such First Priority Secured Parties do not object to the adequate protection being provided to them and (B) solely in the form of (x) an Adequate Protection Lien on additional collateral, subordinated to the First Priority Liens on such Common Collateral and the Liens securing any DIP Financing provided by, or consented to by (including via non-objection), the First Priority Secured Parties with respect to such Common Collateral on the same basis as the other Second Priority Liens on such Common Collateral and Third Priority Liens on such Common Collateral, as applicable, are so subordinated to the First Priority Liens on such Common Collateral under this Agreement and (y) non-monetary adequate protection that is customarily provided in an Insolvency Proceeding, including, without limitation, the provision of information and the ability to monitor such Common Collateral and (2) with respect to each Type of Common Collateral, in the event any Second Priority Secured Party or any Third Priority Secured Party receives adequate protection in the form of Adequate Protection Liens, then the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, or the Third Priority Representative, on behalf of itself and the other Third Priority Secured Parties, as the case may be, (i) consents to the First Priority Representative having a senior Adequate Protection Lien on such additional collateral as security for the First Priority Obligations and that any Adequate Protection Liens granted to the Second Priority Secured Parties and the Third Priority Secured Parties, on any additional collateral shall be subordinated to the Liens on such collateral securing the First Priority Obligations and any DIP Financing provided by, or consented to by (including via non-objection), the First Priority Secured Parties with respect to such Common Collateral (and all obligations relating thereto) and any Adequate Protection Liens granted to the First Priority Secured Parties, with such subordination to be on the same terms that the other Second Priority Liens are subordinated to such First Priority Liens under this Agreement or that the other Third Priority Liens are subordinated to such First Priority Liens and the Second Priority Liens under this Agreement, as applicable, and (ii) agrees that, if the bankruptcy court does not grant the First Priority Secured Parties a senior Adequate Protection Lien on such additional collateral, then the Second Priority Secured Parties or Third Priority Secured Parties, as the case may be, shall be deemed to hold and have held their Adequate Protection Lien on such additional collateral for the benefit of the First Priority Secured Parties (and each such Lien so deemed to have been held shall be subject in all respects to the provisions of this Agreement, including without limitation the lien subordination provisions set forth in Section 2.1) and, until the First Priority Obligations Payment Date, any distributions in respect of such additional collateral received by the Second Priority Secured Parties or Third Priority Secured Parties, as applicable, shall be segregated and held in trust and promptly turned over to the First Priority Representative to repay the First Priority Obligations. Upon the turnover of such distributions as contemplated by the immediately preceding sentence, the Second Priority Obligations or the Third Priority Obligations, as applicable, purported to be satisfied by such distributions shall be immediately reinstated in full as though such payment had never occurred.

(b) With respect to each Type of Common Collateral (but without limiting, and subject in all respects to, Section 5.4(a)), the Third Priority Representative, on behalf of itself and the other Third Priority Secured Parties, agrees that none of them shall object to, contest, or support any other Person objecting to or contesting, (i) any request by the Second Priority Representative or any other Second Priority Secured Party for adequate protection with respect to such Common Collateral, including, without limitation, in the form of Adequate Protection Liens, superpriority claims, interest, fees, expenses or other amounts or (ii) any objection by the Second Priority Representative or any other Second Priority Secured Party to any motion, relief, action or proceeding based on a claim of a lack of adequate protection to the Second Priority Secured Parties with respect to such Common Collateral or (iii) the payment of interest, fees, expenses or other amounts to the Second Priority Representative or any other Second Priority Secured Party under section 506(b) or 506(c) of the Bankruptcy Code or otherwise with respect to such Common Collateral. Notwithstanding anything contained in this Agreement, (1) in any Insolvency Proceeding, the Third Priority Representative and the other Third Priority Secured Parties, with respect to each Type of Common Collateral, may seek, support, accept or retain adequate protection (A) only if the Second Priority Secured Parties with respect to such Common Collateral are granted adequate protection that includes replacement liens on additional collateral and superpriority claims and such Second Priority Secured Parties do not object to the adequate protection being provided to them and (B) solely in the form of (x) an Adequate Protection Lien on additional collateral, subordinated to the Second Priority Liens and Liens securing any DIP Financing provided by, or consented to by (including via non-objection), the Second Priority Secured Parties with respect to such Common Collateral on the same basis as the other Third Priority Liens are so subordinated to the Second Priority Liens under this Agreement and (y) non-monetary adequate protection that is customarily provided in an Insolvency Proceeding, including, without limitation, the provision of information and the ability to monitor such Common Collateral and (2) with respect to each Type of Common Collateral, in the event any Third Priority Secured Party receives adequate protection in the form of Adequate Protection Liens, then the Third Priority Representative, on behalf of itself and the other Third Priority Secured Parties, (i) consents to the Second Priority Representative having a senior Adequate Protection Lien on such additional collateral as security for the Second Priority Obligations and that any Adequate Protection Liens granted to the Third Priority Secured Parties on any additional collateral shall be subordinated to the Liens on such collateral securing the Second Priority Obligations and any DIP Financing provided by, or consented to by (including via non-objection), the Second Priority Secured Parties with respect to such Common Collateral (and all obligations relating thereto) and any Adequate Protection Liens granted to the Second Priority Secured Parties, with such subordination to be on the same terms that the other Third Priority Liens are subordinated to such Second Priority Liens under this Agreement and (ii) agrees that, if the bankruptcy court does not grant the Second Priority Secured Parties a senior Adequate Protection Lien on such additional collateral, then the Third Priority Secured Parties shall be deemed to hold and have held their Adequate Protection Lien on such additional collateral for the benefit of the Second Priority Secured Parties (and each such Lien so deemed to have been held shall be subject in all respects to the provisions of this Agreement, including without limitation the lien subordination provisions set forth in Section 2.1) and, until the Second Priority Obligations Payment Date, any distributions in respect of such additional collateral received by the Third Priority Secured Parties shall be segregated and held in trust and promptly turned over to the Second Priority Representative to repay the Second Priority Obligations. Upon the turnover of such distributions as contemplated by the immediately preceding sentence, the Third Priority Obligations purported to be satisfied by such distributions shall be immediately reinstated in full as though such payment had never occurred.

5.5 Avoidance Issues.

(a) With respect to each Type of Common Collateral, if any First Priority Secured Party is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Grantor, because such amount was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the First Priority Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred, and the First Priority Obligations Payment Date shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Second Priority Secured Parties and the Third Priority Secured Parties with respect to each Type of Common Collateral agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation with respect to such Common Collateral made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

(b) With respect to each Type of Common Collateral, if any Grantor receives a Recovery from any Second Priority Secured Party, whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the Second Priority Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred, and the Second Priority Obligations Payment Date shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Third Priority Secured Parties with respect to each Type of Common

Collateral agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation with respect to such Common Collateral made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

5.6 Asset Dispositions in an Insolvency Proceeding.

(a) With respect to each Type of Common Collateral, the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, and the Third Priority Representative, on behalf of itself and the other Third Priority Secured Parties, agrees that (i) none of them shall, in an Insolvency Proceeding, oppose any sale or disposition of any such Common Collateral that is supported by the First Priority Secured Parties, and (ii) they will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any such sale supported by the First Priority Secured Parties and to have released their Liens in such Common Collateral; provided that (x) if the Second Priority Secured Parties (or the Second Priority Representative on their behalf) or the Third Priority Secured Parties (or the Third Priority Representative on their behalf) have consented to such sale or disposition of such assets, the Second Priority Representative or the Second Priority Secured Parties, or the Third Priority Representative or the Third Priority Secured Parties, as the case may be, may assert any objection or opposition that could be asserted by an unsecured creditor in any such Insolvency Proceeding and (y) the Second Priority Representative and the Second Priority Secured Parties or the Third Priority Representative and the Third Priority Secured Parties, as the case may be, shall be entitled to seek and exercise credit bid rights in respect of any such sale or disposition so long as (A) the First Priority Obligations Payment Date shall occur upon consummation of such sale or disposition or (B) in the case of a credit bid described in Section 5.6(c), the conditions set forth Section 5.6(c) are satisfied.

(b) Notwithstanding anything (other than clause (y) of Section 5.6(a)) to the contrary herein, the New Money Term Loan Agent, on behalf of itself and the New Money Term Loan Secured Parties, agrees that, during the pendency of the Existing Chapter 11 Cases, none of them shall be entitled to, nor shall any of them, credit bid or seek to credit bid any claims in respect of New Money Term Loan Secured Obligations (such claims, the “Applicable Claims”) in connection with any Specified Sale to the extent that the aggregate amount of Applicable Claims that have been so credit bid would exceed the Available Credit Bid Amount.

(c) Without limiting clause (y) of Section 5.6(a) and to the extent permitted by applicable law, in the case of any Specified Sale that is to be effected during the pendency of the Existing Chapter 11 Cases, and with respect to any Common Collateral that is to be included in any such Specified Sale, the New Money Term Loan Secured Parties may credit bid Applicable Claims, subject to the satisfaction of the following conditions:

(i) The aggregate amount of all Applicable Claims that have been credit bid shall not exceed at any time the Available Credit Bid Amount at such time; and

(ii) Immediately after giving effect to any Specified Sale that includes any such credit bid, immediately before and after giving effect thereto and giving effect to the use of proceeds thereof (x) no default under the ABL Credit Agreement shall have occurred and be continuing and (y) the sum of (1) the aggregate principal amount of all Revolving Loans (as defined in the ABL Credit Agreement) then outstanding plus (2) the aggregate Letter of Credit Obligations (as defined in the ABL Credit Agreement) then outstanding and not cash collateralized shall not exceed the Line Cap (as defined in the ABL Credit Agreement).

5.7 Separate Grants of Security and Separate Classification. Each of the ABL Agent, on behalf of itself and the ABL Secured Parties, the New Money Term Loan Agent, on behalf of itself and the New Money Term Loan Secured Parties, and the Junior Term Loan Agent, on behalf of itself and the Junior Term Loan Secured Parties, acknowledges and agrees that (i) the grant of Liens on the Common Collateral securing the ABL Secured Obligations constitutes a separate and distinct grant of Liens from the grant of Liens on such Common Collateral securing the New Money Term Loan Secured Obligations and from the grant of Liens on such Common Collateral securing the Junior Term Loan Secured Obligations, (ii) because of, among other things, their differing rights in such Common Collateral, each of the ABL Secured Obligations, New Money Term Loan Secured Obligations and Junior Term Loan Secured Obligations is fundamentally different and must be separately classified in any plan of reorganization proposed or confirmed in an Insolvency Proceeding and (iii) it will object to, and not vote in favor of, any plan of reorganization that does not separately classify the ABL Secured Obligations, the New Money Term Loan Secured Obligations and the Junior Term Loan Secured Obligations. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if a court of competent jurisdiction holds that the claims of the First Priority Secured Parties, the claims held by the Second Priority Secured Parties and the claims held by the Third Priority Secured Parties in respect of any Type of Common Collateral constitute only one secured claim (rather than separate classes of first, second and third priority secured claims), then the Second Priority Secured Parties and the Third Priority Secured Parties in respect of such Common Collateral hereby acknowledge and agree that all distributions shall be made as if there were separate classes of first, second and third priority secured claims against the relevant Grantors in respect of such Common Collateral (with the effect being that, to the extent that the aggregate value of such Common Collateral is sufficient (for this purpose ignoring all claims held by the Second Priority Secured Parties and the Third Priority Secured Parties), the First Priority Secured Parties with respect to such Common Collateral shall be entitled to receive, in addition to distributions to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest (at the applicable non-default rate) before any distribution is made in respect of the claims held by the Second Priority Secured Parties and the Third Priority Secured Parties with respect to such Common Collateral), with the Second Priority Secured Parties and the Third Priority Secured Parties with respect to such Common Collateral hereby acknowledging and agreeing to turn over to the First Priority Secured Parties with respect to such Common Collateral distributions otherwise received or receivable by them in respect of such Common Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Secured Parties and/or the Third Priority Secured Parties with respect to such Common Collateral.

5.8 Plans of Reorganization.

(a) With respect to each Type of Common Collateral, if the claims of the First Priority Secured Parties, the claims held by the Second Priority Secured Parties and the claims held by the Third Priority Secured Parties constitute only one secured claim pursuant to any plan of reorganization proposed in an Insolvency Proceeding (rather than separate classes of first, second and third priority secured claims), notwithstanding the objection to, and vote against, such plan by such Secured Parties in accordance with Section 5.7, no Second Priority Secured Party and no Third Priority Secured Party shall support or vote in favor of such plan of reorganization (and each shall vote and shall be deemed to have voted to reject any plan of reorganization) unless such plan (i) pays off, in cash in full, all First Priority Obligations or (ii) is supported by the First Priority Representative. If any such Second Priority Secured Party or Third Priority Secured Party with respect to any Type of Common Collateral votes in favor of any plan or reorganization in violation of this Section 5.8(a), such Second Priority Secured Party or Third Priority Secured Party irrevocably agrees that such vote shall be deemed unauthorized, void and of no force and effect and the First Priority Representative shall be, and shall be deemed, such party’s “authorized agent” under Bankruptcy Rules 3018(c) and 9010, and that the First Priority Representative shall be authorized and entitled to withdraw such vote and submit a superseding ballot on behalf of such Second Priority Secured Party or such Third Priority Secured Party that is consistent herewith.

(b) If, in any Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of ABL Secured Obligations, on account of New Money Term Loan Secured Obligations and on account of Junior Term Loan Secured Obligations, then, to the extent the debt obligations distributed on account of the ABL Secured Obligations, on account of the New Money Term Loan Secured Obligations and on account of the Junior Term Loan Secured Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

5.9 Other Matters. With respect to each Type of Common Collateral, to the extent that the Second Priority Representative, any other Second Priority Secured Party, the Third Priority Representative or any other Third Priority Secured Party, has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code with respect to any of such Common Collateral, the Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties, and the Third Priority Representative agrees, on behalf of itself and the other Third Priority Secured Parties, not to assert any of such rights without the prior written consent of the First Priority Representative with respect to such Common Collateral; provided that if requested by the First Priority Representative, the Second Priority Representative and/or the Third Priority Representative with respect to such Common Collateral shall timely exercise such rights in the manner requested by such First Priority Representative, including any rights to payments in respect of such rights.

5.10 No Waiver of Rights of First Priority Secured Parties. With respect to each Type of Common Collateral, nothing contained herein shall prohibit or in any way limit the First Priority Representative or any other First Priority Secured Party from objecting in any Insolvency Proceeding or otherwise to any action taken by any Second Priority Secured Party or Third Priority Secured Party other than any action taken by such Second Priority Secured Party or Third Priority Secured Party, as the case may be, that is expressly permitted by this Agreement.

5.11 Effectiveness in Insolvency Proceedings.

(a) This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency Proceeding, subject, however, to Section 5.11(b) and to Section 11.14. All references in this Agreement to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor in any Insolvency Proceeding, and the rights and obligations hereunder of the First Priority Secured Parties, the Second Priority Secured Parties and the Third Priority Secured Parties with respect to each Type of Collateral shall be fully enforceable as between such parties regardless of the pendency of Insolvency Proceedings or any related limitations on the enforcement of this Agreement against any Grantor, subject, however, to Section 5.11(b) and to Section 11.14.

(b) Notwithstanding anything to the contrary herein, Sections 5.2, 5.3, 5.4, 5.7 and 5.8 of this Agreement shall be of no force or effect during the pendency of the Existing Chapter 11 Cases (but, for the avoidance of doubt, such provisions shall be effective subsequent in any subsequent Insolvency Proceeding).

SECTION 6. Matters Relating to Loan Documents.

6.1 General.

(a) Each of the ABL Agent, on behalf of itself and the ABL Secured Parties, the New Money Term Loan Agent, on behalf of itself and the New Money Term Loan Secured Parties, the Junior Term Loan Agent, on behalf of itself and the Junior Term Loan Secured Parties, and each Grantor agrees that it shall not at any time execute or deliver any amendment or other modification to any of the First Priority Documents, the Second Priority Documents or the Third Priority Documents in violation of this Agreement.

(b) With respect to each Type of Common Collateral, until the First Priority Obligations Payment Date, in the event the First Priority Representative enters into any amendment, waiver or consent in respect of any of the First Priority Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Priority Security Document or changing in any manner the rights of any parties thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Second Priority Security Document and to the Comparable Third Priority Security Document without the consent of or action by any Second Priority Secured Party or Third Priority Secured Party (with each First Priority Security Document as so amended, and each Second Priority Security Document as so amended, continuing to be subject to the terms hereof); provided that (i) no such amendment, waiver or consent shall have the effect of removing assets subject to the Lien of any Second Priority Security Document or Third Priority Security Document, except to the extent that a release of such Lien is permitted by Section 4.2, (ii) any such amendment, waiver or consent that materially and adversely affects the rights of the Second Priority Secured Parties or the Third Priority Secured Parties and does not affect the First Priority Secured Parties in a like or similar manner shall not apply to the Second Priority Security Documents or the Third Priority Security Documents, as applicable, without the consent of the Second Priority Representative or the Third Priority Representative, as applicable and (iii) notice of such amendment, waiver or consent shall be given to the Second Priority Representative and the Third Priority Representative by the First Priority Representative no later than 30 days after its effectiveness, provided that the failure to give such notice shall not affect the effectiveness and validity thereof or cause a default by any Grantor under the Loan Documents.

(c) Each of the Grantors and the Representatives agrees that each of the ABL Credit Agreement and the Term Loan Agreement (and any notes issued pursuant thereto) and each First Priority Security Document, Second Priority Security Document and Third Priority Security Document shall contain the applicable provisions set forth on Annex I hereto, or similar provisions approved by the Representatives, which approval shall not be unreasonably withheld or delayed.

6.2 Restrictions on Refinancings.

(a) The indebtedness under the ABL Credit Agreement may be Refinanced, in whole but not in part, with the same or different lenders or Representatives in a Refinancing, without the consent of the Term Loan Agent or the holders of the Term Loan Secured Obligations; provided that (x) the holders of any indebtedness resulting from such Refinancing (or the Representative thereof) shall have become bound in writing to the terms of this Agreement in the manner set forth in Section 10 (and shall have delivered a copy of the Representative Joinder Agreement pursuant to which such holders or such Representative shall have become bound to the terms of this Agreement to each other party to this Agreement in the manner provided for notices set forth in Section 11.7) and (y) no such Refinancing shall have the effect of increasing the principal amount of ABL Secured Obligations then outstanding or permitted to be outstanding to an amount that exceeds the Maximum Obligations Amount with respect to the ABL Secured Obligations.

(b) The indebtedness in respect of the New Money Term Loans may be Refinanced, in whole or in part, with the same or different lenders or Representatives in a Refinancing, without the consent of (i) the ABL Agent or the ABL Secured Parties or (ii) the Junior Term Loan Agent or the Junior Term Loan Secured Parties; provided that (x) the holders of any indebtedness resulting from such Refinancing (or the Representative thereof) shall have become bound in writing to the terms of this Agreement in the manner set forth in Section 10 (and shall have delivered a copy of the Representative Joinder Agreement pursuant to which such holders or such Representative shall have become bound to the terms of this Agreement to each other party to this Agreement in the manner provided for notices set forth in Section 11.7), (y) no such Refinancing prior to the Existing Chapter 11 Cases Emergence Date shall have the effect of increasing the principal amount of New Money Term Loan Secured Obligations then outstanding or permitted to be outstanding to an amount that exceeds the Maximum Obligations Amount with respect to the New Money Term Loan Secured Obligations and (z) no such Refinancing on or after the Existing Chapter 11 Cases Emergence Date shall have the effect of increasing the principal amount of Term Loan Secured Obligations then outstanding or permitted to be outstanding to an amount that exceeds the Maximum Obligations Amount with respect to the Term Loan Secured Obligations.

(c) The indebtedness in respect of the Junior Term Loans may be Refinanced, in whole or in part, with the same or different lenders or Representatives in a Refinancing, without the consent of (i) the ABL Agent or the ABL Secured Parties or (ii) the New Money Term Loan Agent or the New Money Term Loan Secured Parties; provided that (x) the holders of any indebtedness resulting from such Refinancing (or the Representative thereof) shall have become bound in writing to the terms of this Agreement in the manner set forth in Section 10 (and shall have delivered a copy of the Representative Joinder Agreement pursuant to which such holders or such Representative shall have become bound to the terms of this Agreement to each other party to this Agreement in the manner provided for notices set forth in Section 11.7), (y) no such Refinancing prior to the Existing Chapter 11 Cases Emergence Date shall have the effect of increasing the principal amount of Junior Term Loan Secured Obligations then outstanding or permitted to be outstanding to an amount that exceeds the Maximum Obligations Amount with respect to the Junior Term Loan Secured Obligations and (z) no such Refinancing on or after the Existing Chapter 11 Cases Emergence Date shall have the effect of increasing the principal amount of Term Loan Secured Obligations then outstanding or permitted to be outstanding to an amount that exceeds the Maximum Obligations Amount with respect to the Term Loan Secured Obligations.

6.3 Restrictions on Amendments, Supplements and Modifications.

(a) The ABL Loan Documents may be amended, supplemented or otherwise modified in accordance with their terms; provided, however, that no such amendment, supplement or modification shall, without the consent of the Term Loan Agent:

(i) have the effect of increasing the principal amount of ABL Secured Obligations then outstanding or permitted to be outstanding to an amount that exceeds the Maximum Obligations Amount with respect to the ABL Secured Obligations,

(ii) have the effect of increasing the “Applicable Margin” or similar component of the interest rate (determined on the basis of yield) applicable to the loans outstanding or permitted to be outstanding under the ABL Credit Agreement (excluding increases resulting from the application of any pricing grid or from the accrual of interest at the default rate) by more than 250 basis points, or

(iii) have the effect of changing the scheduled date for repayment of the loans outstanding or permitted to be outstanding under the ABL Credit Agreement to an earlier date.

(b) The Term Loan Documents may be amended, supplemented or otherwise modified in accordance with their terms; provided, however, that no such amendment, supplement or modification shall, without the consent of the ABL Agent:

(i) (A) prior to the Existing Chapter 11 Cases Emergence Date, have the effect of increasing (x) the principal amount of New Money Term Loan Secured Obligations then outstanding or permitted to be outstanding to an amount that exceeds the Maximum Obligations Amount with respect to the New Money Term Loan Secured Obligations or (y) the principal amount of Junior Term Loan Secured Obligations then outstanding or permitted to be outstanding to an amount that exceeds the Maximum Obligations Amount with respect to the Junior Term Loan Secured Obligations or (B) on or after the Existing Chapter 11 Cases Emergence Date, have the effect of increasing the principal amount of Term Loan Secured Obligations then outstanding or permitted to be outstanding to an amount that exceeds the Maximum Obligations Amount with respect to the Term Loan Secured Obligations,

(ii) have the effect of increasing the “Applicable Margin” or similar component of the interest rate (determined on the basis of yield) applicable to any class of loans outstanding or permitted to be outstanding under the applicable Term Loan Agreement (excluding increases resulting from the accrual of interest at the default rate) by more than 250 basis points, or

(iii) have the effect of changing the final scheduled date for repayment of any loans (or any tranche or class thereof) outstanding or permitted to be outstanding under the applicable Term Loan Agreement to an earlier date.

(c) Notwithstanding anything to the contrary herein, the conversion of the Term Loan Secured Obligations under the Term Loan Agreement referred to in the second WHEREAS clause of this Agreement to Term Loan Secured Obligations under the “Exit Loan Agreement” as contemplated by Section 2.21 of such Term Loan Agreement shall not be an amendment, supplement or modification of the Term Loan Documents or a Refinancing of the Term Loan Secured Obligations for purposes of this Agreement.

SECTION 7. Cooperation with Respect to ABL Priority Collateral.

7.1 Consent to License to Use Intellectual Property. The New Money Term Loan Agent, as First Priority Representative with respect to the Term Loan Priority Collateral (and any purchaser, assignee or transferee of assets as provided in Section 7.3) (a) consents (without any representation, warranty or obligation whatsoever) to the grant by any Grantor to the ABL Agent of a non-exclusive, royalty-free license to use during the ABL Priority Collateral Processing and Sale Period any Patents, Patent Licenses, Trademarks, Trademark Licenses or proprietary information of such Grantor that is Term Loan Priority Collateral (or any Patent, Patent License, Trademark, Trademark License or proprietary information acquired by such purchaser, assignee or transferee from any Grantor, as the case may be) and (b) grants, in its capacity as a secured party (or as a purchaser, assignee or transferee, as the case may be), to the ABL Agent a non-exclusive royalty-free license to use during the ABL Priority Collateral Processing and Sale Period, any Patent, Patent License, Trademark, Trademark License or proprietary information that is Term Loan Priority Collateral (or subject to such purchase, assignment or transfer, as the case may be), in each case in connection with the enforcement of any Lien held by the ABL Agent upon any inventory or other ABL Priority Collateral of any Grantor and to the extent the use of such Patent, Patent License, Trademark, Trademark License or proprietary information is necessary or appropriate, in the good faith opinion of the ABL Agent, to process, ship, produce, store, complete, supply, lease, sell or otherwise dispose of any such inventory in any lawful manner.

7.2 Access to Information.

(a) If the New Money Term Loan Agent, as First Priority Representative with respect to the Term Loan Priority Collateral, takes actual possession of any documentation that is the property of a Grantor (whether such documentation is in the form of a writing or is stored in any data equipment or data record in the physical possession of the New Money Term Loan Agent), then upon request of the ABL Agent and reasonable advance notice, the New Money Term Loan Agent will permit the ABL Agent or its representative to inspect and copy such documentation if and to the extent the ABL Agent certifies to the New Money Term Loan Agent that:

(i) such documentation contains or may contain information necessary or appropriate, in the good faith opinion of the ABL Agent, to the enforcement of the ABL Agent’s Liens upon any ABL Priority Collateral; and

(ii) the ABL Agent and the ABL Secured Parties are entitled to receive and use such information under applicable law and, in doing so, will comply with all obligations imposed by law or contract in respect of the disclosure or use of such information.

(b) If the ABL Agent, as First Priority Representative with respect to the ABL Priority Collateral, takes actual possession of any documentation that is the property of a Grantor (whether such documentation is in the form of a writing or is stored in any data equipment or data record in the physical possession of the ABL Agent), then upon request of the New Money Term Loan Agent and reasonable advance notice, the ABL Agent will permit the New Money Term Loan Agent or its representative to inspect and copy such documentation if and to the extent the New Money Term Loan Agent certifies to the ABL Agent that:

(i) such documentation contains or may contain information necessary or appropriate, in the good faith opinion of the New Money Term Loan Agent, to the enforcement of the New Money Term Loan Agent’s Liens upon any Term Loan Priority Collateral; and

(ii) the New Money Term Loan Agent and the New Money Term Loan Secured Parties are entitled to receive and use such information under applicable law and, in doing so, will comply with all obligations imposed by law or contract in respect of the disclosure or use of such information.

7.3 Access to Property to Process and Sell Inventory.

(a) (i) If the ABL Agent commences any action or proceeding with respect to any of its rights or remedies (including, but not limited to, any action of foreclosure), enforcement, collection or execution with respect to the ABL Priority Collateral (“ABL Priority Collateral Enforcement Actions”) or if the New Money Term Loan Agent commences any action or proceeding with respect to any of its rights or remedies (including, but not limited to, any action of foreclosure), enforcement, collection or execution with respect to the Term Loan Priority Collateral (or a purchaser at a foreclosure sale conducted in foreclosure of a First Priority Lien on any Term Loan Priority Collateral takes actual or constructive possession of the Term Loan Priority Collateral of any Grantor) (“Term Loan Priority

Collateral Enforcement Actions”), then the New Money Term Loan Agent, as First Priority Representative with respect to the Term Loan Priority Collateral, and the First Priority Secured Parties with respect to the Term Loan Priority Collateral (subject to, in the case of any Term Loan Priority Collateral Enforcement Action, a prior written request by the ABL Agent to the New Money Term Loan Agent (the “Term Loan Priority Collateral Enforcement Action Notice”)) shall (x) cooperate with the ABL Agent (and with its officers, employees, representatives and agents) at the cost and expense of the ABL Secured Parties (subject to the Grantors’ reimbursement and indemnity obligations with respect thereto under the Loan Documents) in its efforts to conduct ABL Priority Collateral Enforcement Actions in the ABL Priority Collateral and to finish any work-in-process and process, ship, produce, store, complete, supply, lease, sell or otherwise handle, deal with, assemble or dispose of, in any lawful manner, the ABL Priority Collateral, (y) not hinder or restrict in any respect the ABL Agent from conducting ABL Priority Collateral Enforcement Actions in the ABL Priority Collateral or from finishing any work-in-process or processing, shipping, producing, storing, completing, supplying, leasing, selling or otherwise handling, dealing with, assembling or disposing of, in any lawful manner, the ABL Priority Collateral, and (z) permit the ABL Agent, its employees, agents, advisers and representatives, at the cost and expense of the ABL Secured Parties (subject to the Grantors’ reimbursement and indemnity obligations with respect thereto under the Loan Documents), to enter upon and use the Term Loan Priority Collateral (including, without limitation, equipment, processors, computers and other machinery related to the storage or processing of records, documents or files and intellectual property), for a period commencing on (I) the date of the initial ABL Priority Collateral Enforcement Action or the date of delivery of the Term Loan Priority Collateral Enforcement Action Notice, as the case may be, and (II) ending on the date occurring 180 days thereafter (such period, as the same may be extended with the written consent of the New Money Term Loan Agent as contemplated by the final sentence of this Section 7.3(a)(i), the “ABL Priority Collateral Processing and Sale Period”), for purposes of:

(A)	assembling and storing the ABL Priority Collateral and completing the processing of and turning into finished goods any ABL Priority Collateral consisting of work-in-process;

(B)	selling any or all of the ABL Priority Collateral located in or on such Term Loan Priority Collateral, whether in bulk, in lots or to customers in the ordinary course of business or otherwise;

(C)	removing and transporting any or all of the ABL Priority Collateral located in or on such Term Loan Priority Collateral;

(D)	otherwise processing, shipping, producing, storing, completing, supplying, leasing, selling or otherwise handling, dealing with, assembling or disposing of, in any lawful manner, the ABL Priority Collateral; and/or

(E)	taking reasonable actions to protect, secure, and otherwise enforce the rights or remedies of the ABL Secured Parties and/or the ABL Agent (including with respect to any ABL Priority Collateral Enforcement Actions) in and to the ABL Priority Collateral;

provided, however, that nothing contained in this Agreement shall restrict the rights of the New Money Term Loan Agent, as First Priority Representative with respect to the Term Loan Priority Collateral, from selling, assigning or otherwise transferring any Term Loan Priority Collateral prior to the expiration of such ABL Priority Collateral Processing and Sale Period if the purchaser, assignee or transferee thereof agrees in writing (for the benefit of the ABL Agent, as First Priority Representative with respect to the ABL Priority Collateral, and the ABL Secured Parties) to be bound by the provisions of this Section 7.3 and Section 7.1. If any stay or other order prohibiting the exercise of remedies with respect to the ABL

Priority Collateral has been entered by a court of competent jurisdiction, such ABL Priority Collateral Processing and Sale Period shall be tolled during the pendency of any such stay or other order. The New Money Term Loan Agent, upon request by the ABL Agent, may in its sole discretion extend the ABL Priority Collateral Processing and Sale Period for an additional period of time.

(ii) During the period of actual occupation, use and/or control by the ABL Secured Parties and/or the ABL Agent (or their respective employees, agents, advisers and representatives) of any Term Loan Priority Collateral, the ABL Secured Parties and the ABL Agent shall (i) be responsible for the ordinary course third-party expenses related thereto, including costs with respect to heat, light, electricity, water and real property taxes with respect to that portion of any premises so used or occupied and (ii) be obligated to repair at their expense any physical damage to such Term Loan Priority Collateral resulting from such occupancy, use or control or removal of ABL Priority Collateral, and to leave such Term Loan Priority Collateral in substantially the same condition as it was at the commencement of such occupancy, use or control, ordinary wear and tear excepted. Notwithstanding the foregoing, in no event shall the ABL Secured Parties or the ABL Agent have any liability to the New Money Term Loan Agent, as First Priority Representative with respect to the Term Loan Priority Collateral, or to any other First Priority Secured Party with respect to the Term Loan Priority Collateral pursuant to this Section 7.3(a) as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Term Loan Priority Collateral existing prior to the date of the exercise by the ABL Secured Parties (or the ABL Agent, as the case may be) of their rights under this Section 7.3(a) and the ABL Secured Parties shall have no duty or liability to maintain the Term Loan Priority Collateral in a condition or manner better than that in which it was maintained prior to the use thereof by the ABL Secured Parties, or for any diminution in the value of the Term Loan Priority Collateral that results from ordinary wear and tear resulting from the use of the Term Loan Priority Collateral by the ABL Secured Parties in the manner and for the time periods specified under this Section 7.3(a). Without limiting the rights granted in this Section 7.3(a), the ABL Secured Parties and the ABL Agent shall cooperate with the New Money Term Loan Agent, as First Priority Representative with respect to the Term Loan Priority Collateral, and the other First Priority Secured Parties with respect to the Term Loan Priority Collateral in connection with any efforts made by the New Money Term Loan Agent or such First Priority Secured Parties to sell the Term Loan Priority Collateral.

(b) The New Money Term Loan Agent, as First Priority Representative with respect to the Term Loan Priority Collateral, shall be entitled, as a condition of permitting such access and use, to demand and receive assurances reasonably satisfactory to it that the access or use requested and all activities incidental thereto:

(i) will be permitted, lawful and enforceable under applicable law and will be conducted in accordance with prudent manufacturing practices; and

(ii) will be adequately insured for damage to property and liability to persons, including property and liability insurance for the benefit of the New Money Term Loan Agent, as First Priority Representative with respect to the Term Loan Priority Collateral, and the other First Priority Secured Parties with respect to the Term Loan Priority Collateral, at no cost to the New Money Term Loan Agent or such First Priority Secured Parties.

The New Money Term Loan Agent, as First Priority Representative with respect to the Term Loan Priority Collateral, (x) shall provide reasonable cooperation to the ABL Agent in connection with the manufacture, production, completion, handling, removal and sale of any ABL Priority Collateral by the ABL Agent as provided above and (y) shall be entitled to receive, from the ABL Agent, fair compensation and reimbursement for their reasonable costs and expenses incurred in connection with such cooperation, support and assistance to the ABL Agent. Notwithstanding the foregoing sentence, the New Money Term Loan Agent, as First Priority Representative with respect to the Term Loan Priority Collateral, and/or any such purchaser (or its transferee or successor) shall not otherwise be required to manufacture, produce, complete, remove, insure, protect, store, safeguard, sell or deliver any inventory subject to any First Priority Lien held by the ABL Agent or to provide any support, assistance or cooperation to the ABL Agent in respect thereof.

7.4 First Priority Representatives Assurances. The New Money Term Loan Agent, as First Priority Representative with respect to the Term Loan Priority Collateral, may condition its performance of any obligation set forth in this Section 7 upon its prior receipt (without cost to it) of:

(a) such assurances as it may reasonably request to confirm that the performance of such obligation and all activities of the ABL Agent or its officers, employees and agents in connection therewith or incidental thereto:

(i) will be permitted, lawful and enforceable under applicable law; and

(ii) will not impose upon the New Money Term Loan Agent, as First Priority Representative with respect to the Term Loan Priority Collateral (or any First Priority Secured Party with respect to such Collateral) any legal duty, legal liability, expense or risk of uninsured loss; and

(b) such indemnity, security and insurance as the New Money Term Loan Agent, as First Priority Representative with respect to the Term Loan Priority Collateral, may reasonably request in connection therewith.

7.5 Grantor Consent. The Borrower and the other Grantors consent to the performance by the New Money Term Loan Agent, as First Priority Representative with respect to the Term Loan Collateral, of the obligations set forth in this Section 7 and acknowledge and agree that neither the New Money Term Loan Agent, as First Priority Representative with respect to the Term Loan Priority Collateral, nor any other First Priority Secured Party with respect to such Collateral shall ever be accountable or liable (except to the extent resulting from such party’s gross negligence or willful misconduct) for any action taken or omitted by the ABL Agent or any ABL Secured Party or its or any of their officers, employees, agents successors or assigns in connection therewith or incidental thereto or in consequence thereof by the ABL Agent or any ABL Secured Party or its or any of their officers, employees, agents, successors or assigns or any other damage to or misuse or loss of any property of the Grantors as a result of any action taken or omitted by the ABL Agent or its officers, employees, agents, successors or assigns.

SECTION 8. Reliance; Waivers; etc.

8.1 Reliance. The First Priority Documents, the Second Priority Documents and the Third Priority Documents are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. With respect to each Type of Common Collateral, the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, and the Third Priority Representative, on behalf of itself and the other Third Priority Secured Parties, expressly waives all notice of the acceptance of and reliance on this Agreement by the other Secured Parties.

8.2 No Warranties or Liability. Each of the First Priority Representative, the Second Priority Representative and the Third Priority Representative with respect to each Type of Common Collateral acknowledge and agree that none of them has made any representation or warranty with respect to the execution, validity, legality, completeness, collectibility or enforceability of any First Priority Document, any Second Priority Document or any Third Priority Document. Except as otherwise provided in this Agreement, each of the First Priority Representative, the Second Priority Representative and the Third Priority Representative with respect to each Type of Common Collateral will be entitled to manage and supervise their respective extensions of credit to any Grantor in accordance with law and their usual practices, modified from time to time as they deem appropriate.

8.3 No Waivers. No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by any Grantor with the terms and conditions of any of the First Priority Documents, any of the Second Priority Documents or any of the Third Priority Documents.

SECTION 9. Obligations Unconditional.

All rights, agreements and obligations of the First Priority Representative and First Priority Secured Parties, the Second Priority Representative and the Second Priority Secured Parties, and the Third Priority Representative and the Third Priority Secured Parties, in each case with respect to each Type of Common Collateral, and the Grantors hereunder, to the extent applicable, shall remain in full force and effect irrespective of:

(i) any lack of validity or enforceability of any First Priority Document, Second Priority Document or Third Priority Document;

(ii) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the First Priority Obligations, Second Priority Obligations or Third Priority Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any Refinancing, replacement, refunding or restatement of any First Priority Document, Second Priority Document or Third Priority Document;

(iii) any exchange, release, voiding, avoidance or non-perfection of any security interest in any Common Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any Refinancing, replacement, refunding or restatement of all or any portion of the First Priority Obligations, Second Priority Obligations or Third Priority Obligations or any guarantee or guaranty thereof; or

(iv) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of (a) the First Priority Obligations (other than a defense that the First Priority Obligations have been paid in full), (b) the Second Priority Obligations (other than a defense that the Second Priority Obligations have been paid in full) or (c) the Third Priority Obligations (other than a defense that the Third Priority Obligations have been paid in full) or of any of the First Priority Representative, Second Priority Representative, Third Priority Representative or any Grantor, to the extent applicable, in respect of this Agreement.

SECTION 10. Additional ABL Secured Obligations and Term Loan Secured Obligations; Certain Reclassifications of Term Loan Secured Obligations.

(a) The Borrower may from time to time, subject to any limitations contained in the ABL Loan Documents and the Term Loan Documents in effect at such time, designate additional indebtedness and related obligations that are, or are to be, secured by Liens on any assets of the Grantors that would, if such Liens were granted, constitute Common Collateral as ABL Secured

Obligations, New Money Term Loan Secured Obligations or Junior Term Loan Secured Obligations, by delivering to each Representative party hereto at such time a certificate of a Responsible Officer of the Borrower:

(i) describing the indebtedness and other obligations being designated as ABL Secured Obligations, New Money Term Loan Secured Obligations or Junior Term Loan Secured Obligations (as the case may be) and including a statement of the maximum aggregate outstanding principal amount of such indebtedness as of the date of such certificate;

(ii) in the case of ABL Secured Obligations, confirming that such obligations shall be First Priority Obligations with respect to the ABL Priority Collateral and Second Priority Obligations with respect to the Term Loan Priority Collateral;

(iii) in the case of New Money Term Loan Secured Obligations, confirming that such obligations shall be First Priority Obligations with respect to the Term Loan Priority Collateral and Second Priority Obligations with respect to the ABL Priority Collateral;

(iv) in the case of Junior Term Loan Secured Obligations, confirming that such obligations shall be Third Priority Obligations with respect to the Term Loan Priority Collateral and Third Priority Obligations with respect to the ABL Priority Collateral;

(v) identifying the Person that serves as the Representative with respect to such indebtedness and related obligations;

(vi) certifying that the incurrence of such ABL Secured Obligations, New Money Term Loan Secured Obligations or Junior Term Loan Secured Obligations (as the case may be), the creation of the Liens securing such ABL Secured Obligations, New Money Term Loan Secured Obligations or Junior Term Loan Secured Obligations (as the case may be) and the designation of such indebtedness and related obligations as ABL Secured Obligations, New Money Term Loan Secured Obligations or Junior Term Loan Secured Obligations (as the case may be) hereunder (x) do not violate or result in a default under any provision of any ABL Loan Document or Term Loan Document in effect at such time and (y) would not have the effect of increasing the principal amount of ABL Secured Obligations, New Money Term Loan Secured Obligations or Junior Term Loan Secured Obligations, as the case may be, then outstanding or permitted to be outstanding to an amount that exceeds the Maximum Obligations Amount with respect to the ABL Secured Obligations, New Money Term Loan Secured Obligations or Junior Term Loan Secured Obligations, as applicable; and

(vii) attaching a fully completed Representative Joinder Agreement executed and delivered by the Representative with respect to such ABL Secured Obligations, New Money Term Loan Secured Obligations or Junior Term Loan Secured Obligations (as the case may be).

Upon the delivery of such certificate and the related attachments as provided above, the obligations designated in such notice shall become ABL Secured Obligations, New Money Term Loan Secured Obligations or Junior Term Loan Secured Obligations, as applicable, for all purposes of this Agreement.

Without limiting the foregoing provisions of this Section 10, the Borrower may from time to time on or after the Existing Chapter 11 Cases Emergence Date, subject to any limitations contained in the ABL Loan Documents and the Term Loan Documents in effect at such time, re-classify existing indebtedness that constitutes Junior Term Loan Secured Obligations as indebtedness that shall thereafter constitute New Money Term Loan Secured Obligations, by delivering to each Representative party hereto at such time a certificate of a Responsible Officer of the Borrower:

(a) describing the existing Junior Term Loan Secured Obligations being re-classified as New Money Term Loan Secured Obligations and including a statement of the maximum aggregate outstanding principal amount of such indebtedness as of the date of such certificate;

(b) confirming that such resulting obligations shall be First Priority Obligations with respect to the Term Loan Priority Collateral and Second Priority Obligations with respect to the ABL Priority Collateral;

(c) identifying the Person that serves as the Representative with respect to such indebtedness that shall thereafter constitute New Money Term Loan Secured Obligations;

(d) certifying that the resulting New Money Term Loan Secured Obligations, the creation (or existence) of the Liens securing such New Money Term Loan Secured Obligations (including the priority thereof) and the re-classification of such Junior Term Loan Secured Obligations as New Money Term Loan Secured Obligations hereunder (x) do not violate or result in a default under any provision of any ABL Loan Document or Term Loan Document in effect at such time and (y) would not have the effect of increasing the principal amount of Term Loan Secured Obligations then outstanding or permitted to be outstanding to an amount that exceeds the Maximum Obligations Amount with respect to the Term Loan Secured Obligations; and

(e) if the Representative with respect to the resulting New Money Term Loan Secured Obligations is not already a party hereto as a Representative with respect to New Money Term Loan Secured Obligations, attaching a fully completed Representative Joinder Agreement executed and delivered by the Representative with respect to such New Money Term Loan Secured Obligations.

Upon the delivery of such certificate and the related attachments as provided above, the obligations designated in such notice shall become New Money Term Loan Secured Obligations for all purposes of this Agreement.

In the event of any conflict or inconsistency between the provisions of this Section 10 and the provisions of Section 11.3(b), the provisions of this Section 10 shall govern.

SECTION 11. Miscellaneous.

11.1 Conflicts. Except as otherwise provided herein, in the event of any conflict between the provisions of this Agreement and the provisions of any First Priority Document, any Second Priority Document or any Third Priority Document, the provisions of this Agreement shall govern.

11.2 Continuing Nature of Provisions. This Agreement shall continue to be effective, and shall not be revocable by any party hereto, until the First Priority Obligations Payment Date and the Second Priority Obligations Payment Date shall have occurred with respect to each Type of Common Collateral. This is a continuing agreement and the First Priority Secured Parties, the Second Priority Secured Parties and the Third Priority Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, any Grantor on the faith hereof. For the avoidance of doubt, if any ABL Secured Obligations and any Term Loan Secured Obligations remain outstanding following the consummation of a Reorganization Plan in the Existing Chapter 11 Cases, this Agreement shall remain in effect notwithstanding the consummation of such Reorganization Plan.

11.3 Amendments; Waivers.

(a) No amendment or modification of any of the provisions of this Agreement (other than pursuant to a Representative Joinder Agreement or a Grantor Joinder Agreement) shall be effective unless the same shall be in writing and signed by the First Priority Representative, the Second Priority Representative and the Third Priority Representative and, in the case of amendments or modifications that could reasonably be expected to affect the rights or interests of any Grantor, the Borrower.

(b) It is understood that the ABL Agent and the Term Loan Agent, without the consent of any other Secured Party, may in their discretion determine that a supplemental agreement (which may take the form of an amendment and restatement of this Agreement) is necessary or appropriate to facilitate having additional indebtedness or other obligations (“Additional Debt”) of any of the Grantors become ABL Secured Obligations, New Money Term Loan Secured Obligations or Junior Term Loan Secured Obligations, as the case may be, under this Agreement, which supplemental agreement shall specify whether such Additional Debt constitutes ABL Secured Obligations, New Money Term Loan Secured Obligations or Junior Term Loan Secured Obligations; provided that such Additional Debt is permitted to be incurred by the ABL Credit Agreement and the Term Loan Agreement then extant, and is permitted by said Agreements to be subject to the provisions of this Agreement as ABL Secured Obligations, New Money Term Loan Secured Obligations or Junior Term Loan Secured Obligations, as applicable.

11.4 Information Concerning Financial Condition of the Borrower and the other Grantors. With respect to each Type of Common Collateral, the First Priority Representative, on behalf of itself and the other First Priority Secured Parties, the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, and the Third Priority Representative, on behalf of itself and the other Third Priority Secured Parties, hereby agree that each Secured Party assumes responsibility for keeping itself informed of the financial condition of the relevant Grantors and all other circumstances bearing upon the risk of nonpayment of the First Priority Obligations, the Second Priority Obligations or the Second Priority Obligations. With respect to each Type of Common Collateral, the First Priority Representative, on behalf of itself and the other First Priority Secured Parties, the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, and the Third Priority Representative, on behalf of itself and the other Third Priority Secured Parties, hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event any Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any information to any other Secured Party, it shall be under no obligation (a) to provide any such information to such other party or any other party on any subsequent occasion, (b) to undertake any investigation not a part of its regular business routine, or (c) to disclose any other information.

11.5 Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND (TO THE EXTENT APPLICABLE) THE BANKRUPTCY CODE.

11.6 Jurisdiction; Consent to Service of Process; Process Agent.

(a) EACH PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE BANKRUPTCY COURT AND, IF THE BANKRUPTCY COURT DOES NOT HAVE (OR ABSTAINS FROM) JURISDICTION, OF THE COURTS OF THE STATE OF NEW YORK IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY

ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(b) EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c) EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.7. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.7 Notices.

Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i) if to a Grantor, to the address set forth in Section 9.02 of the ABL Credit Agreement as in effect on the date hereof,

(ii) if to CNAI, to the address set forth in Section 9.02 of the ABL Credit Agreement as in effect on the date hereof,

(iii) if to Wilmington Trust, to the address set forth in Section 9.02 of the Term Loan Agreement as in effect on the date hereof,

(iv) if to any other holder of indebtedness or Representative with respect thereto that becomes a party hereto after the date hereof, to the address designated by such holder or such Representative in the Representative Joinder Agreement pursuant to which such holder or Representative shall have become a party hereto, or

(v) with respect to any party hereto, to such other address as may be designated by such party in a written notice to each other party hereto.

11.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each of the First Priority Secured Parties, the Second Priority Secured Parties and the Third Priority Secured Parties and their respective successors and assigns, and nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Common Collateral or any Type thereof. All references to any Grantor shall include any Grantor as debtor-in-possession and any receiver or trustee for such Grantor in any Insolvency Proceeding. All references to any Grantor that is, as of the Effective Date, a debtor-in-possession in any of the Existing Chapter 11 Cases shall, following the consummation of a Reorganization Plan in the Existing Chapter 11 Cases (if any of the ABL Secured Obligations or Term Loan Secured Obligations remain outstanding following such consummation), include a reference to such Grantor as a reorganized Person.

11.9 Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

11.10 Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

11.11 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or electronic image scan transmission (such as a “pdf” file) shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective when it shall have been executed by each party hereto.

11.12 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.13 Additional Grantors. The Borrower and each other Grantor on the date of this Agreement will constitute the original Grantors party hereto. The original Grantors will cause each Person that becomes a Grantor after the date hereof to contemporaneously become a party hereto (as a Grantor) by executing and delivering a Grantor Joinder Agreement to each of the ABL Agent and the Term Loan Agent. The parties hereto agree that, notwithstanding any failure to take the actions required by the immediately preceding sentence, each Person that becomes a Grantor at any time (and any security granted by any such Person) will be subject to the provisions hereof as fully as if it constituted a Grantor party hereto and had complied with the requirements of the immediately preceding sentence.

11.14 New DIP Order Governs. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the New DIP Order, the provisions of the New DIP Order shall govern.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CITICORP NORTH AMERICA, INC.
as Representative with respect to the ABL Credit Agreement

By:	/s/ Christopher Marino
Name: Christopher Marino
Title: Vice President

Signature Page to

Intercreditor Agreement

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Representative with respect to the New Money Term Loans

By	/s/ Meghan H. McCauley
Name: Meghan H. McCauley Title: Authorized Signatory

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Representative with respect to the Junior Term Loans

By	/s/ Meghan H. McCauley
Name: Meghan H. McCauley Title: Authorized Signatory

EASTMAN KODAK COMPANY

By:	/s/ William G. Love
Name: William G. Love Title: Treasurer

CREO MANUFACTURING AMERICA LLC KODAK AVIATION LEASING LLC

By:	/s/ William G. Love
Name: William G. Love Title: Manager

EASTMAN KODAK INTERNATIONAL CAPITAL COMPANY, INC.
FAR EAST DEVELOPMENT LTD.
FPC INC.
KODAK (NEAR EAST), INC.
KODAK AMERICAS, LTD.
KODAK IMAGING NETWORK, INC.
KODAK PORTUGUESA LIMITED
KODAK REALTY, INC.
LASER-PACIFIC MEDIA CORPORATION
PAKON, INC.
QUALEX INC.

By:	/s/ William G. Love
Name: William G. Love Title: Treasurer

KODAK PHILIPPINES, LTD. NPEC INC.

By:	/s/ William G. Love
Name: William G. Love Title: Assistant Treasurer

Annex I

Provision for the [ABL Credit Agreement] [Term Loan Agreement]

“Reference is made to the Intercreditor Agreement, dated as of [            ] (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Eastman Kodak Company, the other Grantors party thereto, Citicorp North America, Inc., as Representative with respect to the ABL Credit Agreement (as defined therein), Wilmington Trust, National Association, as Representative with respect to the New Money Term Loans under the Term Loan Agreement (as defined therein), and Wilmington Trust, National Association, as Representative with respect to the Junior Term Loans under the Term Loan Agreement. Each Lender hereunder (a) consents to any subordination of Liens provided for in the Intercreditor Agreement, (b) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement, (c) authorizes and instructs the Agent to enter into the Intercreditor Agreement as Agent and on behalf of such Lender and (d) agrees that the Agent may take such actions on behalf of such Lender as is contemplated by the terms of such Intercreditor Agreement. The foregoing provisions are intended as an inducement to the Lenders and to the lenders under the [Term Loan Agreement] [ABL Credit Agreement] to extend credit to the Borrower and to permit the incurrence of Indebtedness under this Agreement and the [Term Loan Agreement] [ABL Credit Agreement], and such lenders are intended third party beneficiaries of such provisions.”

Provision for each First Priority Security Document, Second Priority Security Document and Third Priority Security Document

“Reference is made to the Intercreditor Agreement, dated as of [            ] (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Eastman Kodak Company, the other Grantors party thereto, Citicorp North America, Inc., as Representative with respect to the ABL Credit Agreement (as defined therein), Wilmington Trust, National Association, as Representative with respect to the New Money Term Loans under the Term Loan Agreement (as defined therein), and Wilmington Trust, National Association, as Representative with respect to the Junior Term Loans under the Term Loan Agreement. Notwithstanding anything herein to the contrary, the liens and security interests granted to the Agent pursuant to this Agreement and the exercise of any right or remedy by the Agent hereunder, in each case, with respect to the Collateral are subject to the limitations and provisions of the Intercreditor Agreement. In the event of any inconsistency between the terms or conditions of this Agreement and the terms and conditions of the Intercreditor Agreement, the terms and conditions of the Intercreditor Agreement shall control.”

Annex II

[FORM OF] REPRESENTATIVE JOINDER AGREEMENT NO. [  ] dated as of [            ], 20[    ] (the “Representative Joinder Agreement”) to the INTERCREDITOR AGREEMENT dated as of [            ] (the “Intercreditor Agreement”), among CITICORP NORTH AMERICA, INC., as Representative with respect to the ABL Credit Agreement, WILMINGTON TRUST, NATIONAL ASSOCIATION, as Representative with respect to the New Money Term Loans, WILMINGTON TRUST, NATIONAL ASSOCIATION, as Representative with respect to the Junior Term Loans, each other Representative from time to time party thereto, EASTMAN KODAK COMPANY (the “Borrower”) and each of the other Grantors party thereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

B. The Borrower and/or one or more of the other Grantors proposes to issue or incur additional [ABL Secured Obligations] [New Money Term Loan Secured Obligations] [Junior Term Loan Secured Obligations] and the Person identified in the signature pages hereto as the “Representative” (the “Additional Representative”) will serve as the agent, trustee, or other representative for the holders of such [ABL Secured Obligations] [New Money Term Loan Secured Obligations] [Junior Term Loan Secured Obligations]. The [ABL Secured Obligations] [New Money Term Loan Secured Obligations] [Junior Term Loan Secured Obligations] are being designated as such by the Borrower in accordance with Section 10 of the Intercreditor Agreement.

C. Accordingly, the Additional Representative and the Borrower agree as follows, for the benefit of the Additional Representative, the Borrower and each other party to the Intercreditor Agreement:

Section 1. Accession to the Intercreditor Agreement. The Additional Representative (a) hereby accedes and becomes a party to the Intercreditor Agreement as a Representative for the holders of the additional [ABL Secured Obligations] [New Money Term Loan Secured Obligations] [Junior Term Loan Secured Obligations] (the “Additional Secured Parties”), (b) agrees, for itself and on behalf of the Additional Secured Parties from time to time in respect of the additional [ABL Secured Obligations] [New Money Term Loan Secured Obligations] [Junior Term Loan Secured Obligations], to all the terms and provisions of the Intercreditor Agreement and (c) shall have all the rights and obligations of a Representative under the Intercreditor Agreement.

Section 2. Representations, Warranties and Acknowledgement of the Additional Representative. The Additional Representative represents and warrants to each other Representative and to the Secured Parties that (a) it has full power and authority to enter into this Representative Joinder Agreement, in its capacity as the Representative with respect to the additional [ABL Secured Obligations] [New Money Term Loan Secured Obligations] [Junior Term Loan Secured Obligations], (b) this Representative Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of this Representative Joinder Agreement and (c) the [ABL Loan Documents] [New Money Term Loan Secured Obligations] [Junior Term Loan Secured Obligations] relating to such additional [ABL Secured Obligations] [New Money Term Loan Secured Obligations] [Junior Term Loan Secured Obligations] provide that, upon the Additional Representative’s entry into this Representative Joinder Agreement, the secured parties in respect of such additional [ABL Secured Obligations] [New Money Term Loan Secured Obligations] [Junior Term Loan Secured Obligations] will be subject to and bound by the provisions of the Intercreditor Agreement.

Section 3. Counterparts. This Representative Joinder Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Joinder Agreement shall become effective when each other Representative shall have received a counterpart of this Representative Joinder Agreement that bears the signature of the Additional Representative. Delivery of an executed counterpart of a signature page to this Representative Joinder Agreement by telecopy or electronic image scan transmission (such as a “pdf” file) shall be effective as delivery of a manually signed counterpart of this Representative Joinder Agreement.

Section 4. Benefit of Agreement. The agreements set forth herein or undertaken pursuant hereto are for the benefit of, and may be enforced by, any party to the Intercreditor Agreement.

Section 5. Governing Law. THIS REPRESENTATIVE JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND (TO THE EXTENT APPLICABLE) THE BANKRUPTCY CODE.

Section 6. Severability. In the event any one or more of the provisions contained in this Representative Joinder Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 11.7 of the Intercreditor Agreement. All communications and notices hereunder to the Additional Representative shall be given to it at the address set forth under its signature hereto, which information supplements Section 11.7 of the Intercreditor Agreement.

Section 8. Expenses. The Borrower agrees to reimburse each Representative for its reasonable out-of-pocket expenses in connection with this Representative Joinder Agreement, including the reasonable fees, other charges and disbursements of counsel for each Representative.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Additional Representative has duly executed this Representative Joinder Agreement to the Intercreditor Agreement as of the day and year first above written.

[NAME OF ADDITIONAL REPRESENTATIVE], as REPRESENTATIVE with respect to [NAME OF AGREEMENT] and holders of the [ ] Secured Obligations thereunder

By:
Name: Title:

Address for notices:

attention of:
Telecopy:

Acknowledged by:

CITICORP NORTH AMERICA, INC., as Representative with respect to the ABL Credit Agreement

By:
Name: Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Representative with respect to the New Money Term Loans

By:
Name: Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Representative with respect to the Junior Term Loans

By:
Name: Title:

[EACH OTHER REPRESENTATIVE], as Representative with respect to [the [ ] Agreement]

By:
Name: Title:

Annex III

[FORM OF] GRANTOR JOINDER AGREEMENT NO. [  ] dated as of [            ], 20[    ] (the “Grantor Joinder Agreement”) to the INTERCREDITOR AGREEMENT dated as of [            ] (the “Intercreditor Agreement”), among CITICORP NORTH AMERICA, INC., as Representative with respect to the ABL Credit Agreement, WILMINGTON TRUST, NATIONAL ASSOCIATION, as Representative with respect to the New Money Term Loans, WILMINGTON TRUST, NATIONAL ASSOCIATION, as Representative with respect to the Junior Term Loans, each other Representative from time to time party thereto, EASTMAN KODAK COMPANY (the “Borrower”) and each of the other Grantors party thereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

B. [            ], a Subsidiary of the Borrower (the “Additional Grantor”), has granted a Lien on all or a portion of its assets to secure [ABL Secured Obligations] [and] [Term Loan Secured Obligations] and such Additional Grantor is not a party to the Intercreditor Agreement.

C. The Additional Grantor wishes to become a party to the Intercreditor Agreement and to acquire and undertake the rights and obligations of a Grantor thereunder. The Additional Grantor is entering into this Grantor Joinder Agreement in accordance with the provisions of the Intercreditor Agreement in order to become a Grantor thereunder.

Accordingly, the Additional Grantor agrees as follows, for the benefit of the Representatives, the Borrower and each other party to the Intercreditor Agreement:

Section 1. Accession to the Intercreditor Agreement. The Additional Grantor (a) hereby accedes and becomes a party to the Intercreditor Agreement as a Grantor with the same force and effect as if originally named therein as a Grantor, (b) agrees to all the terms and provisions of the Intercreditor Agreement and (c) shall have all the rights and obligations of a Grantor under the Intercreditor Agreement.

Section 2. Representations, Warranties and Acknowledgment of the Additional Grantor. The Additional Grantor represents and warrants to each Representative and to the Secured Parties that this Grantor Joinder Agreement has been duly authorized, executed and delivered by such Additional Grantor and constitutes the legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3. Counterparts. This Grantor Joinder Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Grantor Joinder Agreement shall become effective when each other Representative shall have received a counterpart of this Grantor Joinder Agreement that bears the signature of the Additional Grantor. Delivery of an executed counterpart of a signature page to this Grantor Joinder Agreement by telecopy or electronic image scan transmission (such as a “pdf” file) shall be effective as delivery of a manually signed counterpart of this Grantor Joinder Agreement.

Section 4. Benefit of Agreement. The agreements set forth herein or undertaken pursuant hereto are for the benefit of, and may be enforced by, any party to the Intercreditor Agreement.

Section 5. Governing Law. THIS GRANTOR JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND (TO THE EXTENT APPLICABLE) THE BANKRUPTCY CODE.

Section 6. Severability. In the event any one or more of the provisions contained in this Grantor Joinder Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 11.7 of the Intercreditor Agreement.

Section 8. The Additional Grantor agrees to reimburse each Representative for its reasonable out-of-pocket expenses in connection with this Grantor Joinder Agreement, including the reasonable fees, other charges and disbursements of counsel for each Representative.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Additional Grantor has duly executed this Grantor Joinder Agreement to the Intercreditor Agreement as of the day and year first above written.

[NAME OF SUBSIDIARY]

By:
Name: Title:

Acknowledged by:

CITICORP NORTH AMERICA, INC., as Representative with respect to the ABL Credit Agreement

By:
Name: Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Representative with respect to the New Money Term Loans

By:
Name: Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Representative with respect to the Junior Term Loans

By:
Name: Title:

[EACH OTHER REPRESENTATIVE], as Representative with respect to [the [ ] Agreement]

By:
Name: Title: